UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

UDR, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 8, 2013

Dear Fellow Stockholders:

It is my pleasure to invite you to attend our Annual Meeting of Stockholders. The meeting will be held on May 23, 2013, at 10:00 a.m. local time at the Hyatt Regency Denver, 650 15th Street, Denver, CO 80202.

We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

The business to be conducted at the meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter. At the meeting we will also report on the Company’s performance and respond to questions.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting through the Internet or by telephone will eliminate the need to return your proxy card.

Sincerely,

UDR, INC.

JAMES D. KLINGBEIL

Chairman of the Board of Directors

UDR, INC.

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540

Tel: 720.283.6120 Fax: 720.283.2451

NOTICE OF 2013

ANNUAL MEETING

OF STOCKHOLDERS

April 8, 2013

Date and Time:	May 23, 2013, at 10:00 a.m. local time

Place:	Hyatt Regency Denver, 650 15th Street, Denver, CO 80202

Items of Business:	1.	To elect eight directors to serve for the ensuing year.

2.	To ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm for the year ending December 31, 2013.

3.	To vote to approve, on an advisory basis, the compensation of our named executive officers disclosed in this proxy statement.

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Record Date:	Monday, March 25, 2013. UDR stockholders of record as of the close of business on that date are entitled to vote at the meeting.

Notice:	On or about April 8, 2013, we intend to mail to our stockholders of record a notice containing instructions on how to access our 2013 proxy statement and our annual report for the year ended December 31, 2012, and how to vote online. The notice also provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to our annual report and proxy statement on the Internet.

Proxy Voting:	Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement.

By Order of the Board of Directors

WARREN L. TROUPE

Senior Executive Vice President

and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for UDR, Inc.’s Annual Meeting of Stockholders to be held on May 23, 2013. This Notice of Annual Meeting and Proxy Statement and UDR, Inc.’s Annual Report/Form 10-K for the year ended December 31, 2012 are available on the Internet at the following website: www.proxyvote.com.

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PROXY SUMMARY

The following is a summary of which highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you are urged to read the entire proxy statement carefully before voting.

INFORMATION ABOUT OUR 2013 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 23, 2013 at 10:00 a.m. local time.

Place:	Hyatt Regency Denver, 650 15th Street, Denver, CO 80202

Record Date:	Monday, March 25, 2013

VOTING MATTERS AND VOTE RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page Number

Proposal No. 1 —	Election of Directors	FOR each Director Nominee	16

Proposal No. 2 —	Ratification of the Appointment of Ernst & Young LLP to Serve as Independent Registered Public Accounting Firm for the Year Ending December 31, 2013	FOR	48

Proposal No. 3 —	Advisory Vote to Approve the Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement	FOR	49

OUR DIRECTOR NOMINEES (PAGE 16)

Name	Age	Director Since	Independent	AC	CC	GC	EC

Katherine A. Cattanach	68	2006	Yes		C
Eric J. Foss	54	2003	Yes
Robert P. Freeman	67	1998	Yes	C
Jon A. Grove	68	1998	Yes
James D. Klingbeil(1)	77	1998	Yes			C	C
Lynne B. Sagalyn(2)	65	1996	Yes
Mark J. Sandler	70	1996	Yes
Thomas W. Toomey(3)	52	2001	No

(1)	Chairman of the Board and ex-officio member of the Audit and Compensation Committees
(2)	Vice Chair of the Board
(3)	Chief Executive Officer, President and Director

KEY: AC = Audit Committee CC = Compensation Committee GC = Governance Committee EC = Executive Committee = Member C = Chair

INFORMATION ABOUT OUR BOARD AND COMMITEES (PAGE 11)

	Number of Members	Independence	Number of Meetings During 2012
Full Board of Directors	8	87.5%	7
Audit Committee	3	100%	8
Compensation Committee	4	100%	5
Corporate Governance Committee	7	100%	4
Executive Committee	3	66.7%	0

OUR CORPORATE GOVERNANCE (PAGE 6)

Size of the Board of Directors	8
Number of Independent Directors	7
Audit, Compensation and Governance Committees Consist Entirely of Independent Directors	Yes
Separate Chairman of the Board and Chief Executive Officer	Yes
Annual Election of All Directors	Yes
Annual Advisory Approval of Named Executive Officer Compensation	Yes
All Directors Attended at Least 75% of Meetings Held	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers	Yes
Stock Ownership Guidelines for Executive Officers and Directors	Yes
Prohibition on Hedging Transactions	Yes
Pledging Transactions Prohibited Without Prior Approval	Yes
Policy on Recoupment of Performance-Based Incentives	Yes
Stockholder Rights Plan (Poison Pill)	No

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 47)

Ernst & Young LLP, independent registered public accounting firm, served as our auditors for fiscal 2012. Our Audit Committee has selected Ernst & Young LLP to audit our financial statements for fiscal 2013. Although it is not required to do so, the board is submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the meeting in order to ascertain the view of our stockholders regarding such selection. Below is summary information about Ernst & Young’s fees for services during fiscal years 2012 and 2011:

Description of Services	2012	2011

Audit Fees	$1,575,000	$1,693,522
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,575,000	$1,693,522

EXECUTIVE COMPENSATION MATTERS (PAGE 23)

We are requesting your non-binding vote to approve the compensation of our named executive officers as described on pages 23 through 45 of this proxy statement. The goals for our executive compensation program are to (i) attract, retain and motivate effective executive officers, (ii) align the interests of our executive officers with the interests of the Company and our stockholders, (iii) incentivize our executive officers based on clearly defined performance goals and measures of successful achievement, and (iv) closely align market competitive compensation with our short-term and long-term performance.

Our Compensation and Management Development Committee, which we refer to as the “Compensation Committee,” determines the form and amount of compensation, as well as the overall structure of our executive compensation program. The compensation of our “named executive officers,” who are identified in “Executive Compensation,” is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. The composition of our named executive officers’ compensation is determined based on the consideration of a number of factors described in more detail “Executive Compensation — Compensation Discussion and Analysis,” including a periodic review of relevant comparative market information.

Under our executive compensation program, as an executive officer’s level of responsibility increases with his or her relative ability to impact the long–term performance of the Company as a whole, a greater portion of that executive officer’s compensation is based on performance-based incentive compensation, and less is based on base salary, thereby creating the potential for greater variability in the executive officer’s compensation level from year to year. The mix, level and structure of the components of compensation generally reflect the executive officer’s role and relative impact on business results as well as competitive market practices.

Our compensation policies and programs are built upon the strong foundation of our relevant corporate governance framework and our overall compensation philosophy, including:

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Our Policy on Recoupment of Performance-Based Incentives, which applies to our executive officers, including our named executive officers, and their performance-based incentive compensation. This policy provides that if the board determines that the Company’s financial statements are required to be restated as a result of fraud committed by an executive officer, the board may, in its sole discretion, seek to recoup any portion of the performance-based awards that the executive officer would not have received if the Company’s financial results had been reported properly.

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Our Executive Stock Ownership Guidelines, which require that our executive officers own a specified number of shares of the Company’s common stock as determined by the executive officer’s position within four years of the date of the executive officer’s employment or appointment with the Company. All of our named executive officers currently employed by the Company are in compliance with the Executive Stock Ownership Guidelines applicable to their position.

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Our prohibition on any Company personnel, including our named executive officers, engaging in any short-term, speculative securities transactions, engaging in short sales, buying or selling put or call options, trading in options (other than those granted by the Company) and engaging in hedging transactions, and our prohibition on purchasing securities on margin or pledging securities as collateral without prior approval.

•	The Company provides only limited perquisites to our named executive officers.

•	The Compensation Committee’s engagement of its own independent compensation consultant.

•	The Compensation Committee’s review of external market considerations, as well as internal considerations and the long-term interests of our stockholders, when making compensation decisions.

•	The ongoing consideration and oversight by the Compensation Committee with respect to any potential risks associated with our incentive compensation programs.

The key components of our named executive officers’ compensation, base salary, short-term incentive compensation, and long-term incentive compensation, are described in more detail in the following table.

Compensation Component	Objectives Associated with the Compensation Component
Base Salary	• Designed to reward individual effort associated with job-related duties and to attract and retain talented executive officers for our Company.

Short-Term Incentive Compensation

•   Designed to encourage outstanding individual and Company performance by motivating the named executive officers to achieve short-term Company and individual goals by rewarding performance measured against key annual strategic objectives and, for the CEO, using the independent directors’ evaluation of his performance towards achieving short-term goals.

Long-Term Incentive Compensation

•   Our long-term incentive compensation is designed to foster significant ownership of our common stock by our management, to align the interests of our management with the creation of stockholder value and to motivate our management to achieve long-term growth and success of our Company.

PROXY STATEMENT

Information about this Proxy Statement and the Enclosed Proxy

Proxy for the 2013 Annual Meeting:

The enclosed proxy is solicited on behalf of the board of directors of UDR, Inc., a Maryland corporation, for use at our Annual Meeting of Stockholders to be held on May 23, 2013, at 10:00 a.m. local time at the Hyatt Regency Denver, 650 15th Street, Denver, CO 80202, and at any adjournment, continuation or postponement of the meeting. These proxy materials are being provided to stockholders on or about April 8, 2013.

Our Use of Abbreviations:

We use a number of abbreviations in this proxy statement. We refer to UDR, Inc. as “UDR,” “the Company,” “we,” “us” or “our” and to our board of directors as “board.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2012” and “fiscal 2013” mean our 2012 fiscal year which began on January 1, 2012 and ended on December 31, 2012, and our 2013 fiscal year which began on January 1, 2013 and will end on December 31, 2013, respectively. Our 2013 Annual Meeting of Stockholders to be held on May 23, 2013 is simply referred to as the “meeting” or the “annual meeting.”

ABOUT THE ANNUAL MEETING

Why did you provide this proxy statement to me?

We are providing this proxy statement and proxy card to you on the Internet or, upon your request, we are sending printed versions of this proxy statement and proxy card to you by mail, because you owned shares of our common stock and/or our Series E preferred stock or our Series F preferred stock at the close of business on March 25, 2013, which is the record date for the meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

When you vote, you appoint James D. Klingbeil and Thomas W. Toomey, or either of them, as your representatives at the meeting. Messrs. Klingbeil and Toomey will vote your shares at the meeting as you instructed them when you voted. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should vote by telephone, through the Internet or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with this proxy statement in advance of the meeting, just in case your plans change.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and our 2012 Annual Report, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to such stockholders on or about April 8, 2013 that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone.

Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates the election.

What is being voted on at the annual meeting?

At the meeting, stockholders entitled to vote will act upon the matters set forth in the accompanying notice of annual meeting of stockholders.

Who can vote?

The holders of shares of our common stock and our Series E and Series F preferred stock outstanding at the close of business on the record date are entitled to receive notice of the meeting and are entitled to one vote for each share held on each proposal presented at the meeting. Cumulative voting is not permitted.

At the record date of March 25, 2013, we had 250,293,876 shares of common stock, 2,803,812 shares of Series E preferred stock and 2,466,787 shares of Series  F preferred stock issued and outstanding.

What constitutes a quorum in order to hold and transact business at the meeting?

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of our outstanding common stock, Series E preferred stock and Series F preferred stock, taken together, as of the record date, constitutes a quorum that is required to hold the meeting and to conduct business. If a quorum is not present at the meeting, the meeting may be adjourned from time to time until a quorum is obtained. Your shares will be counted as being present at the meeting if you vote your shares in person at the meeting, if you vote your shares by telephone or through the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted to determine the presence of a quorum. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

How do I vote?

  For Shares Directly

  Registered in Your

Name:	If you hold your shares in your own name as holder of record with Wells Fargo Shareowner Services, there are four different ways to vote:

•	Internet: You can go to www.proxyvote.com and vote through the Internet.

•	Telephone: You can submit your vote by proxy over the telephone by following the instructions provided on the separate proxy card if you received a printed set of the proxy materials.

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Mail:  If you have requested and received a paper copy of the proxy statement, you can mark, sign, date and return the paper proxy card enclosed with the proxy statement in the postage-paid envelope that we have provided to you. Please note that if you vote through the Internet or by telephone, you do not need to return your proxy card.

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In person:  If you are a stockholder as of the record date, you may vote in person at the meeting. Submitting a proxy prior to the meeting will not prevent a stockholder from attending the meeting and voting in person.

All valid proxies received and not revoked prior to the meeting will be voted in accordance with each stockholder’s instructions.

   For Shares Held in

“Street Name:”	If your shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your shares voted. “Street name” stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm, bank or other nominee that holds their shares of record.

In addition, a number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. This program is different from the program provided by Wells Fargo Shareowner Services for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at the Broadridge voting website (www.proxyvote.com ).

How will my proxy be voted?

All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the election of all nominees for director.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013.

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers disclosed in this proxy statement.

Will other matters be voted on at the annual meeting?

We have not received notice of any other matters that may properly be presented at the meeting. However, if a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Klingbeil and Toomey will vote your shares, under your proxy, in their discretion. It is the intention of Messrs. Klingbeil and Toomey to vote the shares they represent as directed by the board.

Can I revoke my proxy and change my vote?

Yes. If you are a record holder of your shares, you may revoke your proxy at any time prior to the date of the meeting by:

•	submitting a later-dated vote in person at the meeting, through the Internet, by telephone or, if you originally voted by returning a paper proxy card to us, by mail; or

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delivering instructions to the attention of the Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the date of the meeting to be effective.

If you hold your shares in “street name,” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

What vote is required for the proposals if a quorum is present?

•	The affirmative vote of a plurality of the votes cast with respect to Proposal No. 1 is required to elect directors.

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The affirmative vote of a majority of the votes cast is required to approve Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013.

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The affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, the compensation of our named executive officers disclosed in this proxy statement, as specified in Proposal No. 3.

What is an abstention, and how will it affect the vote on a proposal?

An “abstention” occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a nominee holding shares for a beneficial owner is present and entitled to vote at the meeting), but such person does not vote on the particular proposal. For purposes of Proposal Nos. 1, 2 and 3, abstentions will not be counted as votes cast and will have no effect on the results of the vote with respect to such proposals, although abstentions will be considered present for the purpose of determining the presence of a quorum.

What are broker non-votes, and how will they affect the vote on a proposal?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, therefore there may be broker non-votes on any such proposals. Broker non-votes will have no effect on the voting results for the Proposals, although they will be considered present for the purpose of determining the presence of a quorum.

The effect of broker non-votes is summarized in the table below:

	Proposal No. 1: Election of Directors	Proposal No. 2: Ratification of Independent Registered Public Accounting Firm	Proposal No. 3: Advisory Vote on Executive Compensation
Status of the matter	Non-routine	Routine	Non-Routine
Possibility of broker non-votes on the Proposal	Yes	No	Yes
Status of broker non-votes for purposes of determining whether stockholder approval has been obtained for the Proposal	Broker non-votes are not deemed to be votes cast	N/A	Broker non-votes are not deemed to be votes cast
Status of broker non-votes for quorum purposes	Considered present	N/A	Considered present

Who will tabulate the votes?

Broadridge will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting.

Who is soliciting the proxy, and who will pay for the proxy solicitation?

This solicitation is being made on behalf of our board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and delivery of the enclosed form of proxy, notice of annual meeting of stockholders and this proxy statement and any additional materials relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation.

Where do I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Overview

We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our stockholders. We frequently review our corporate governance policies, monitor emerging developments in corporate governance and enhance our policies and procedures when our board determines that it would benefit our Company and our stockholders to do so.

We maintain a corporate governance page on our website that includes key information about UDR’s corporate governance, including our:

•	Statement on Corporate Governance;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Senior Financial Officers;

•	Related Person Transactions Policy;

•	Charter of the Audit and Risk Management Committee (the “Audit Committee”);

•	Charter of the Compensation and Management Development Committee (the “Compensation Committee”); and

•	Charter of the Governance Committee (the “Governance Committee”).

All of these documents can be found at www.udr.com by clicking on “Investor Relations” then on “Corporate Governance.” The documents noted above will also be provided without charge to any stockholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, will be posted on our website.

We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), rules of the SEC and the corporate governance rules of the New York Stock Exchange (“NYSE”). Our policies and practices meet, and in many cases exceed, the listing requirements of the NYSE, applicable SEC rules and the corporate governance requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, including:

•	The board has adopted clear corporate governance policies;

•	Seven of the eight board members are independent directors as defined by the NYSE;

•	The independent directors meet regularly without the presence of management;

•	All members of the Audit Committee, Compensation Committee and Governance Committee are independent directors;

•	The Chairman and the Vice-Chairman of the Board are independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	The board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees;

•	We have a Code of Ethics for Senior Financial Officers that applies to our senior financial officers; and

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We have a hotline with a 1-800 number and a third-party anonymous reporting system at www.mysafeworkplace.com available to all employees, and our Audit Committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls or auditing matters. Instructions for making a report are published in the Corporate Governance subsection of the Investor Relations section of the Company’s website at www.udr.com.

Identification and Selection of Nominees for Directors

The Governance Committee serves as our nominating committee. Our Governance Committee works closely with our Chief Executive Officer (“CEO”) and the Chairman of the Board (who currently serves as Chairman of the Governance Committee) in recommending to the board criteria for open board positions, taking into account such factors as the Governance Committee deems important, including, among others, the current composition of the board, the range of talents, experiences, expertise and skills that would complement those already represented on the board and those that would help achieve the Company’s goals. In evaluating a nominee, the board, acting through our Governance Committee, will consider, among other things, whether a potential director nominee has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the board. The Governance Committee considers candidates that are suggested by members of the board, as well as management, our stockholders and any director search firm retained by the board or the Governance Committee, using the same criteria to evaluate all candidates.

The board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of the board and the needs of our business. Accordingly, the board, through the Governance Committee and in consultation with our CEO, will regularly review the changing needs of the business and the skills and experience resident in its members, with the intention that the board will be periodically “renewed” as certain directors rotate off and new directors are recruited. The board’s commitment to diversity and renewal will be tempered by the need to balance change with continuity and experience. The board believes that its commitment in this regard has been effective in establishing a board that consists of members with diverse backgrounds, skills and experience that are relevant to the role of the board and the needs of the business, and the board will continue to monitor the effectiveness of these efforts as part of its periodic self-assessment process.

Once a potential director nominee has been identified, the Governance Committee, in consultation with the Chairman of the Board and our CEO, will evaluate the prospective nominee against the specific criteria that has been established, as well as the standards and qualifications contained in our Statement on Corporate Governance. If it is determined based upon a preliminary review that a candidate warrants further consideration, members of the board, as appropriate, will interview the prospective nominee. After completing this evaluation and interview process, the board makes the final determination as to whether to nominate or appoint the new director.

In addition to any other applicable requirements, Section 2.11 of our Amended and Restated Bylaws (as amended on May 12, 2011) sets forth the procedures and requirements relating to nominations of directors by stockholders. Any stockholder who wishes to recommend a prospective nominee for consideration at our 2014 annual meeting of stockholders must submit specified information, including the following, no sooner than November 9, 2013 and no later than December 9, 2013:

•	Biographical information about the candidate, including the name, age, business address and residence address of the person;

•	The principal occupation or employment of the candidate, as well as the candidate’s previous and/or current memberships on all public company boards of directors;

•	The class and number of shares of our stock beneficially owned by the candidate, the date such shares were acquired and the investment intent of such acquisition;

•	Information concerning bankruptcy filings, criminal convictions, and certain civil actions by the SEC or other regulatory agencies involving the candidate or his or her affiliates;

•	Information regarding any agreements, understandings or arrangements between the candidate and any other person or persons with respect to the candidate’s nomination or our capital stock or business;

•

Any other information required to be disclosed about the candidate under the SEC’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

•

The names and addresses of the stockholder(s) recommending the candidate for consideration and the class and number of shares of our stock beneficially owned by each, as well as certain information regarding hedge transactions, derivative instruments and other arrangements entered into by such stockholder(s) and certain related persons; and

•	Information regarding compensation and other material relationships between or among the nominating stockholder(s), certain related persons, and the proposed candidate.

Each proposed candidate also must submit a written questionnaire, representation and agreement specifically addressing agreements, arrangements or understandings that the candidate has with certain other persons, including with respect to voting commitments and compensation, as well as a representation and agreement to comply with our applicable policies, codes and guidelines. Such information should be sent to the attention of our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Director Rotation and Retirement

Directors are elected annually to serve for a term until the next annual meeting of stockholders or until their successors are elected and qualified. The board does not impose arbitrary limits on the number of terms a director may serve. However, the Governance Committee will consider various criteria, including a director’s contribution to the board, in determining whether or not to recommend a director for re-election. Employee directors are required to resign as a director after ceasing to be an employee, unless the board asks them to continue to serve. The Chairman will refer the resignation to the Governance Committee for review. The board will decide, in light of the circumstances and the recommendation of the Governance Committee, the date at which the resignation will become effective. A vacancy created by a director’s retirement may be filled by a majority of the remaining directors in accordance with our bylaws. A director so appointed to fill the vacancy will stand for re-election at the first annual meeting of stockholders following that director’s appointment to the board if recommended for re-election by the Governance Committee. In addition, the Company requires that directors tender their resignation when they change employment or other significant organizational affiliations. The board then decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.

Director Independence

The board’s policy is that a significant majority of its members should be independent directors (see our Statement on Corporate Governance, which is available on our website at www.udr.com ). Each year the board affirmatively determines whether each director has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with the Company), as defined under the NYSE listing standards and the Company’s director independence standards. The board has determined that all directors who served in 2012 (including Thomas C. Wajnert, who served as a director until the 2012 annual meeting of stockholders) and who are standing for election at the annual meeting are independent under both sets of standards, except Mr. Toomey, who is not independent because he is the Company’s Chief Executive Officer and President. Additional information about each of the directors standing for election is set forth under Proposal No. 1 in this proxy statement. In making these independence determinations, the board considered information submitted by the directors in response to directors’ questionnaires and information obtained from the Company’s internal records.

Director Responsibilities and Obligations

Our directors have specific responsibilities and obligations arising from their service on the board and the Committees of the board, as described in the table below:

   Responsibilities of the

Board of Directors:	In addition to each director’s basic duties of care and loyalty, the board has separate and specific obligations under our Statement on Corporate Governance. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, risk oversight, leadership and performance, without undermining management’s ability to successfully operate the business. In addition, the board and the board’s committees have the authority to retain outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.

Director Education:	All directors are expected to be knowledgeable about the Company and its industry and to understand their duties and responsibilities as directors. The Company recognizes the importance of continuing education for directors and is committed to supporting continuing director education in order to enhance board and committee performance. We conduct periodic continuing education for directors and, at a director’s request, we will arrange for the director’s participation in cost-effective continuing education programs offered by third parties that are relevant to the director’s role as a board and committee member.

All of our independent directors are expected to participate in orientation programs upon the recommendation of our Governance Committee. In addition, orientation sessions are conducted by senior management to familiarize directors with the Company’s strategic plans, significant financial, accounting and risk management issues, our compliance programs, our Code of Business Conduct and Ethics, and our principal officers, internal and external auditors.

Director Evaluations:	The board, acting through the Governance Committee, annually evaluates the effectiveness of the board collectively and of board members individually, and the performance of each standing board committee. The Governance Committee determines the appropriate means for this evaluation.

   Directors’ Share

Ownership Guidelines:	Our Statement on Corporate Governance provides that each director is expected to develop a meaningful equity stake in our Company over time and that after the second anniversary of election to the board, each director is required to own a minimum of 5,000 shares of our common stock. Each of our directors currently owns shares in an amount sufficient to comply with these guidelines.

   Board Attendance at

Annual Meeting:	The board has adopted the following policy on director attendance at meetings: Absent extenuating circumstances, directors are expected to attend in person our annual meeting of stockholders, all regularly scheduled board and committee meetings and to participate telephonically in regularly scheduled board and committee meetings when they are unable to attend in person. Seven of our eight directors attended our 2012 annual meeting of stockholders.

Board Leadership Structure and Committees

The leadership structure of the board and information regarding the Audit, Compensation and Governance Committees is provided in the following table:

Board Leadership Structure:	We separate the roles of the Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the board meetings and presides over meetings of the board. The board believes that the Chief Executive Officer offers the Company-specific expertise and extensive industry knowledge that is necessary as we seek to strengthen the quality of our portfolio, grow our cash flow to support dividend growth, increase our balance sheet strength and flexibility and maintain a great place to work and live, while our Chairman of the Board is able at the same time to lead the board’s efforts in oversight of the Company and its management.

As stated in our Statement on Corporate Governance, the board will exercise its discretion in combining or separating the offices of Chairman of the Board and Chief Executive Officer. The determination will be based on the board’s judgment of the best interests of the Company from time to time. If the offices of Chairman of the Board and Chief Executive Officer are combined or if the Chairman does not qualify as an independent director, the board will designate a Lead Independent Director, who will chair the executive sessions of the board and have such other duties as the board deems appropriate. The name of the Lead Independent Director will be disclosed in our annual proxy statement. The board’s administration of its risk oversight function has not affected the board’s leadership structure.

   Independence of the Audit,

   Compensation and

Governance Committees:	The Audit, Compensation and Governance Committees consist entirely of independent directors, as defined in the NYSE listing standards and the Company’s director independence standards. Each member of the Audit Committee also satisfies the additional independence requirements set forth in rules under the Securities Exchange Act of 1934.

   Audit Committee

Financial Expert:	Each member of the Audit Committee is financially literate, and the board has determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of the SEC’s regulations.

   Executive Sessions of

Independent Directors:	Our independent directors hold regularly scheduled executive sessions at which our independent directors meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the board. The Chairman of the Board, or the Vice Chair in the Chairman’s absence, presides as chairman of these executive sessions. Both the Chairman of the Board and the Vice Chair are independent directors.

   Compensation Committee

   Interlocks and Insider

Participation:	The members of the Compensation Committee in fiscal 2012 were Katherine A. Cattanach (Chairperson), Eric J. Foss, Jon A. Grove and Lynne B. Sagalyn. None of the members of the Compensation Committee during fiscal 2012 or as of the date of this proxy statement is a former or current officer or employee of the Company or has any interlocking relationships as set forth in applicable SEC rules. In addition, during 2012 and through the date of this proxy statement, none of our executive officers has served as a member of the board or compensation committee of any other entity that has one or more executive officers serving as a member of our board or Compensation Committee.

Role of Compensation Consultant

Our Compensation Committee is responsible for developing and administering compensation programs for (1) our directors, (2) our executive officers, including base salaries and short-term and long-term incentive compensation plans, and (3) long-term incentive compensation plans for all of our associates. The members of the Compensation Committee meet each year in executive session, without the CEO present, to evaluate the performance of our CEO. Our CEO makes recommendations to, and consults with, the Compensation Committee with respect to the compensation for the executive officers who report directly to our CEO.

The Compensation Committee has the sole authority to retain and terminate any compensation consultants to be used to assist in establishing compensation for our senior executives and to approve such consultants’ fees and other retention terms. The Compensation Committee engaged Mercer (US) Inc., or “Mercer,” to assess the total compensation competitiveness of our executive officers for 2012 by conducting a market pay analysis to develop market values from peer group pay data and published surveys. Mercer reports directly to the Compensation Committee and the Compensation Committee is free to replace Mercer or to hire additional consultants from time to time. Neither Mercer nor any of its affiliates provided any other services to UDR in 2012, and we do not anticipate that Mercer or any of its affiliates will provide any other services to the Company in the foreseeable future. Mercer does not have any conflict of interest with the Company, the members of the Compensation Committee and our executive officers.

As part of their engagement, Mercer provided the Compensation Committee and our CEO with a market pay analysis of composite market values for base salary, total cash compensation (consisting of base salary plus annual incentives), long-term incentive compensation and total direct compensation, which the Compensation Committee considered as part of its analysis of the compensation of our named executive officers. In addition, Mercer reviewed the competitiveness of the pay levels of our named executive officers and certain other officers against pay levels for the diversified public REIT peer group discussed in “Executive Compensation — Compensation Discussion and Analysis.” Mercer also assisted the Compensation Committee in evaluating the design of the Company’s long-term incentive compensation program.

Board of Directors and Committee Meetings

The board held seven meetings during fiscal 2012, including three meetings that were held by teleconference. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board, and (2) the total number of meetings held by all committees of the board on which he or she served during fiscal 2012. The board has standing Audit, Compensation, Governance and Executive Committees to assist it in discharging its duties. Information regarding each committee is set forth below:

Committee	Members on 12/31/2012	Key Functions	Number of Meetings in 2012

Audit	Robert P. Freeman(1) Katherine A. Cattanach Mark J. Sandler

• Assists the board in its general oversight of our accounting financial reporting process, audits of our financial statements, internal controls and internal audit functions

• Appointment, compensation and oversight of our independent auditors

• Represents and assists the board in its oversight of:

• the quality or integrity of our financial statements;

• our compliance with legal and regulatory requirements; and

• the performance of our internal audit department and independent auditors

• Discusses the adequacy and effectiveness of our internal controls over financial reporting

• Oversees our compliance with procedures and processes pertaining to corporate ethics and standards of business conduct

• Establishes procedures for the receipt, retention and treatment of complaints received concerning accounting, auditing, internal controls and financial reporting matters

• Oversees Risk Management policies and risk assessment

• Pre-approves all non-audit services to be provided to the Company by the independent auditors

			8

Compensation	Katherine A. Cattanach(1) Eric J. Foss Jon A. Grove Lynne B. Sagalyn

• Administers and approves general compensation policies applicable to our key executive officers

• Reviews and approves compensation for the board and its committees

• Reviews and ensures the appropriate administration of our compensation and benefit plans, programs and policies

• Determines and approves the compensation of our CEO

• Sets annual objectives for, and evaluates the performance of, our CEO, with input from the board

• Reviews and recommends to the board short- and long-term compensation for the principal officers of the Company who report directly to our CEO

• Approves all employment and severance agreements for senior vice presidents and above

• Develops and administers the contributions and awards, if any, under the 401(k) and profit sharing plans and management incentive programs and other management compensation, if any, including the stock purchase plan and the long-term incentive plan

• Appoint and provide oversight of independent compensation consultants

			5

Governance	James D. Klingbeil(1) Katherine A. Cattanach Eric J. Foss Robert P. Freeman Jon A. Grove Lynne B. Sagalyn Mark J. Sandler	• Exercises general oversight of board governance matters • Reviews the size, role, composition and structure of our board and its committees • Reviews and evaluates the board and its members • Serves as the nominating committee for board members • Reviews and updates our Corporate Governance Policies • Considers, develops and makes recommendations to the board regarding matters related to corporate governance • Ensures that each committee conducts an annual assessment	4

Executive	James D. Klingbeil(1) Lynne B. Sagalyn Thomas W. Toomey	• Performs the duties and exercises the powers delegated to it by the board • Meets only when board action on a significant matter is required and it is impractical or not feasible to convene a full meeting of the board	0

(1)	Committee Chair.

The Chairman of the Board is an ex-officio member of the Audit and Compensation Committees with the right to attend any Audit and Compensation Committee meeting, and shall have voting rights in the case of a tie vote. In the event that the Chair of the Governance Committee is not also the Chairman of the Board, the Chairman of the Board will be an ex-officio member of the Governance Committee with the right to attend any Governance Committee meeting, and shall have voting rights in the case of a tie vote.

The Role of the Board in Risk Oversight

The board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, strategic and reputational risks. The Audit Committee, established in accordance with the applicable provisions of the Securities Exchange Act of 1934, assists the board in fulfilling its oversight responsibility by performing the following:

•

reviewing with management the Company’s major financial exposures, including risk exposure to floating rate debt and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment process and risk management policies;

•	reviewing and discussing with management, the internal auditors and the independent auditors, the Company’s policies with respect to risk assessment and risk management; and

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

As set forth in the charter of the Audit Committee, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies. No member of our Audit Committee serves on the audit committee of more than two other public companies.

Communicating with the Board

Our board provides a process for stockholders and all other interested parties to send communications to the board. Any stockholder and all other interested parties who wish to communicate with the board or any specific director, including independent directors, the Chairman, or committee members, may write to:

UDR, INC. Attn: Board of Directors 1745 Shea Center Drive, Suite 200 Highlands Ranch, Colorado 80129-1540

Depending on the subject matter of the communication, management will:

•	forward the communication to the director or directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman);

•

attempt to handle the inquiry directly where the communication does not appear to require direct attention by the board, or an individual member of the board, e.g., the communication is a request for information about the Company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholders and all other interested parties may submit concerns regarding accounting matters via the Company’s third-party anonymous reporting system at www.mysafeworkplace.com or by calling 1-800-461-9330. Instructions for making a report are published in the Corporate Governance subsection of the Investor Relations section of the Company’s website at www.udr.com.

COMPENSATION OF DIRECTORS

The following table provides information concerning the compensation of our directors for fiscal 2012.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)(2)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)(3)	Total ($) (h)

Katherine A. Cattanach	$72,500	$90,000	-0-	-0-	-0-	$3,125	$165,625
Eric J. Foss	65,000	90,000	-0-	-0-	-0-	3,125	158,125
Robert P. Freeman	71,250	90,000	-0-	-0-	-0-	3,125	164,375
Jon A. Grove	65,000	90,000	-0-	-0-	-0-	3,125	158,125
James D. Klingbeil	100,000	180,000	-0-	-0-	-0-	6,250	286,250
Lynne B. Sagalyn	65,000	90,000	-0-	-0-	-0-	3,125	158,125
Mark J. Sandler	65,000	90,000	-0-	-0-	-0-	3,125	158,125
Thomas W. Toomey(4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Thomas C. Wajnert(5)	72,500	90,000	-0-	-0-	-0-	1,553	164,053

(1)	The dollar amount reflected in the “Stock Awards” column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of a grant of 3,571 shares (7,143 shares for a non-employee Chairman of the Board) of restricted common stock (priced at $25.20 per share, which was the closing sales price of our common stock on January 3, 2012, the date of grant), which vested on the anniversary date of the grant, as discussed below under “Director Compensation Table Discussion.”

(2)	The following table sets forth the restricted stock awards and non-qualified stock option awards outstanding as of December 31, 2012 for each of our non-employee directors. Mr. Toomey’s holdings are set forth under the heading “Executive Compensation” in this proxy statement. The restrictions relating to these awards are described in more detail below under the heading “Director Compensation Table Discussion — 2012 Director Compensation Program.”

Director	Restricted Stock Awards Outstanding*	Non-Qualified Stock Option Awards Outstanding

Katherine A. Cattanach	3,571	-0-
Eric J. Foss	3,571	-0-
Robert P. Freeman	3,571	-0-
Jon A. Grove	3,571	-0-
James D. Klingbeil	7,143	-0-
Lynne B. Sagalyn	3,571	-0-
Mark J. Sandler	3,571	-0-

*	Restricted stock awards that were granted on January 2, 2013 pursuant to our 2013 independent director compensation program are not included in this table but are discussed below under “Director Compensation Table Discussion — 2013 Director Compensation Program.”

(3)	The dollar amount in this column includes dividends on all outstanding stock awards.

(4)	Mr. Toomey is our Chief Executive Officer and President. Because he is an employee of the Company, he receives no additional compensation for service as a director of the Company. His total compensation for 2012 is set forth below under the heading “Executive Compensation.”

(5)	Mr. Wajnert’s term as a director expired at the 2012 annual meeting.

Director Compensation Table Discussion

Our compensation program for independent directors is designed to attract and retain highly qualified board members who can work with senior management to establish key strategic goals in support of long-term stockholder value creation. The program consists of a combination of cash retainers for board and committee service and service-based restricted stock. Total compensation associated with cash retainers and restricted stock was targeted at the median level of a diversified group of public REITs. Annual retainers for board and committee service were set at competitive levels in recognition of the time commitments and responsibility levels associated with serving on public company boards within the current environment.

We review our independent director compensation annually to ensure that we are competitive and to allow us to recruit and retain qualified candidates to serve as directors of the Company.

2012 Director Compensation Program

Retainer.  For 2012, each non-employee director received an annual retainer fee of $65,000 ($100,000 for a non-employee Chairman of the Board). The chairpersons of each of the Audit and Compensation Committees received an annual retainer fee of $7,500. These fees were paid in January 2012.

Stock Grant.  On January 3, 2012, each non-employee director also received a grant of $90,000 in value of shares of restricted stock ($180,000 for the non-employee Chairman of the Board) priced at $25.20 per share, which was the closing sales price of our common stock for January 3, 2012, the date of grant. The 3,571 shares of restricted stock (7,143 shares for the non-employee Chairman of the Board) vested on the anniversary of the date of grant. The non-employee directors receiving restricted stock are entitled to receive dividends during the vesting period; however, any unvested shares at the end of the one-year vesting period will be returned to us and cancelled.

Directors who are also employees of the Company receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with attending a board meeting or committee meeting in accordance with our Director Expense Reimbursement Policy.

2013 Director Compensation Program

Retainer.  Director compensation for 2013 was unchanged from the compensation paid in 2012. For 2013, each non-employee director received an annual retainer fee of $65,000 ($100,000 for the non-employee Chairman of the Board). The chairpersons of each of the Audit and Compensation Committees received an annual retainer fee of $7,500. These fees were paid in January 2013.

Stock Grant.  On January 2, 2013, each non-employee director also received a grant of $90,000 in value of shares of restricted stock ($180,000 for the non-employee Chairman of the Board) priced at $23.92 per share, which was the closing sales price of our common stock for January 2, 2013, the date of grant. The 3,763 shares of restricted stock (7,525 shares for the non-employee Chairman of the Board) will vest on the anniversary of the date of grant. The non-employee directors receiving restricted stock are entitled to receive dividends during the vesting period; however, any unvested shares at the end of the one-year vesting period will be returned to us and cancelled.

Directors who are also employees of the Company receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with attending a board meeting or committee meeting in accordance with our Director Expense Reimbursement Policy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The eight individuals listed below, each of whom is currently a member of the board, have been nominated for election to the board at the 2013 annual meeting of stockholders. If any of the nominees is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold their respective offices until the next annual meeting of stockholders or until their successors are elected and qualified.

Name of Nominee	Age	Position(s) with the Company	Director Since

Katherine A. Cattanach	68	Director	2006
Eric J. Foss	54	Director	2003
Robert P. Freeman	67	Director	1998
Jon A. Grove	68	Director	1998
James D. Klingbeil	77	Chairman of the Board	1998
Lynne B. Sagalyn	65	Vice Chair of the Board	1996
Mark J. Sandler	70	Director	1996
Thomas W. Toomey	52	Chief Executive Officer, President and Director	2001

There is no family relationship between any of our directors or executive officers.

Each nominee brings a strong and unique background and set of skills to our board, giving the board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, corporate finance and financial markets, real estate investment and the real estate industry, and civic leadership. For each of our director nominees, set forth below are the specific experience, qualifications, attributes or skills that led the board to conclude that the person should serve as a director for the Company.

Katherine A. Cattanach, Ph.D.

Dr. Cattanach was a General Partner of INVESCO Private Capital, Inc. (formerly Sovereign Financial Services, Inc.), a company specializing in private equity investments, from 1987 to 2005. From 2005 to March 2006, she served as a director and member of the audit and compensation committees of Collect America, Ltd. She is currently a member and Chair of the Denver Museum of Nature and Science Foundation Board and a member, former director and President of the Denver Society of Security Analysts. She is active in and serves as a member of numerous charitable organizations.

Dr. Cattanach has a strong background in both business and academia, and her expertise in investments and finance is recognized nationally and internationally. She has a Ph.D. in Finance and she has served on the faculty of the College of Business at the University of Denver and as an Associate Professor of Finance at the University of Denver’s Graduate School of Business. She has served as a member of several corporate boards and board committees and on several partnership advisory boards. She has executive management experience, having served as Founder and Chief Executive Officer of Sovereign Financial Services, Inc. and as Executive Vice President of Captiva Corporation. Her civic leadership is also extensive, including the Colorado Commission on Higher Education, the Governing Board for the Colorado State University System, the Foundation for Metropolitan State College, the Board of Trustees for the Colorado Chapter of the Nature Conservancy, and the Board of Trustees for the Yellowstone Association.

Eric J. Foss

In May 2012 Mr. Foss was named President and Chief Executive Officer of ARAMARK Corporation. ARAMARK is a global provider of foodservice, facilities and uniform services. He also serves on ARAMARK’s Board of Directors. From February 2010 until December 2011, Mr. Foss was the Chief Executive Officer of Pepsi Beverages Company. From July 2006 until the merger of The Pepsi Bottling Group, Inc. with PepsiCo, Inc. in February 2010, Mr. Foss was the Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. From September 2005 to July 2006, Mr. Foss served as the Chief Operating Officer of The Pepsi Bottling Group, Inc. Previously, Mr. Foss served as the President of the North America division of Pepsi Bottling Group, Inc. from September 2001 to September 2005. Mr. Foss also served as Executive Vice President of the North America division of Pepsi Bottling Group, Inc., from August 2000 to September 2001, was Senior Vice President of Sales and Marketing for the North America division of Pepsi Bottling Group, Inc., from March 1999 to August 2000 and was General Manager of European Operations for PepsiCo from December 1996 to March 1999. Mr. Foss currently serves on the board of directors, as well as the audit and corporate governance committees of Cigna.

Mr. Foss has a background and expertise in managing all aspects of an operationally intensive, organizationally innovative and consumer-focused company, which brings experience and perspective to the deliberations of our board. Having served as the Chairman and Chief Executive Officer of a large, NYSE-listed public company and in presently serving as the President and Chief Executive Officer of a large private company, his level of board experience, executive management skills and business leadership capabilities are valuable to our board and to our Company as a whole.

Robert P. Freeman

Mr. Freeman has served as Senior Managing Director and Principal of Greyfields Investors LLC, a real estate private equity company, since 2007. Mr. Freeman was a Managing Director of Wells Hill Partners, Ltd., a real estate investment banking firm, from 1999-2001 and a Managing Director of Lazard Frères & Co. LLC, a private investment bank, and President of Lazard Frères Real Estate Investors, L.L.C., a real estate investment company, from 1992 to 1999. Each of the companies mentioned is based in New York, New York. He is active in and serves as a director of numerous private companies and charitable organizations.

Mr. Freeman has been active in real estate related investment, management and development since the 1970s. Currently he is a principal of a real estate private equity company that invests in, restructures and redevelops inefficient real estate and provides turnaround services and capital markets advice, and he founded a privately held real estate merchant bank that sources, structures and invests in real estate assets and securities. He has also served as President and Chief Executive Officer of two publicly traded real estate companies with national portfolios. His extensive experience in these various aspects of the real estate industry are a valuable asset to our board and our business.

Jon A. Grove

Mr. Grove was the Chairman, President and Chief Executive Officer of ASR Investments Corporation since its organization in 1987 until our acquisition of ASR in 1998. He currently serves as Chairman and director of American Southwest Holdings, LLC and SecurNet Mortgage Securities LLC, both located in Phoenix, Arizona.

Mr. Grove brings extensive experience, skills and knowledge in running a business like ours. From 1987 to 1998, he served as the Chairman, President and Chief Executive Officer of a publicly traded real estate investment trust that owned and operated apartment communities. We acquired that company in 1998, and Mr. Grove has served on our board since the acquisition.

James D. Klingbeil

Mr. Klingbeil has been the Chairman of the Board of Directors since March 2010, having served as the Vice Chairman of the Board from October 2000 until March 2010. He also serves as Chairman and Chief Executive Officer of Klingbeil Multifamily Fund IV, Klingbeil Multifamily Fund V (f/k/a American Apartment Communities III), Klingbeil Multifamily Fund VI, Klingbeil Multifamily Fund VII and Klingbeil Multifamily Fund VIII. He was Chairman and Chief Executive Officer of American Apartment Communities II from 1995 until its merger with the Company in December of 1998. He is also Chairman and Chief Executive Officer of Klingbeil Capital Management and The Klingbeil Company. He currently serves as a director of Broad Street Financial and numerous other private companies. He is also the past Chairman and a lifetime member of the Board of Trustees of the Urban Land Institute and Chairman of the ULI Foundation Board.

Mr. Klingbeil has been active in nearly every aspect of real estate investment, development and management for almost 50 years, with a special focus on building, acquiring, managing and/or selling multifamily communities. He was Chairman and Chief Executive Officer of American Apartment Communities II, which had a value of $800 million when we acquired it in December 1998, and he has demonstrated exceptional leadership abilities as a member of our board since that acquisition. He has managed numerous institutional investment programs that invest in apartment communities.

Lynne B. Sagalyn, Ph.D.

Dr. Sagalyn has been the Vice Chair of the Board of Directors since March 2010. She has been the Earle W. Kazis and Benjamin Schore Professor of Real Estate and Director of the Paul Milstein Center for Real Estate at Columbia Business School since July 2008, positions she also held from 1992 through 2003. From January 2004 to July 2008 she was a Professor of Real Estate Development and Planning at the University of Pennsylvania, with appointments in both the School of Design (City Planning) and the Wharton School (Real Estate). She was an Associate Professor of Planning and Real Estate Development at Massachusetts Institute of Technology. Dr. Sagalyn is a director and Chair of the audit committee of Capital Trust, Inc. (NYSE), a public real estate investment trust that specializes in real estate lending. She also serves on the board of directors of the Regional Plan Association of New York, an independent not-for-profit regional planning organization. Dr. Sagalyn also serves on the audit committee of New York City Planned Parenthood. In addition, she has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan, and the Advisory Board of Goldman Family Enterprises.

Dr. Sagalyn has a strong background in business and academia. She is a specialist in real estate finance and urban development and is widely known as an expert in real estate equity securities and public development finance. Her research and writings on real estate investment, securitization, urban development and public policy have been published in both academic and professional journals. In addition to being a professor of real estate and real estate development and planning at Columbia Business School, University of Pennsylvania and MIT, she serves on the board of directors, and the audit committee of the board of directors, of another NYSE-listed real estate investment trust.

Mark J. Sandler

Mr. Sandler was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations until his retirement in October 1988. From 1968 through 1980 he was a Partner with Donaldson Lufkin & Jenrette, an investment banking firm. Since that time, Mr. Sandler has managed his personal and family investments. He served as a Trustee of Amherst College and of Northfield Mt. Hermon School and was also a founder of New Jersey SEEDS, which provides private school education for gifted, motivated but financially disadvantaged children.

Mr. Sandler brings 20 years of investment banking experience, having served as a Senior Managing Director in charge of real estate operations at a major investment banking firm prior to his retirement in 1988. He has also shown leadership abilities through his civic activities.

Thomas W. Toomey

Thomas W. Toomey is Chief Executive Officer, President and a Director of UDR, Inc., having served in these capacities since joining the Company more than ten years ago. Over his tenure, Mr. Toomey has been instrumental in repositioning and right-sizing UDR’s portfolio, in the process more than tripling the Company’s stock price. Today, UDR owns or has an ownership interest in over 54,195 apartment homes across the U.S. and is a model franchise in the multifamily-focused real estate space.

Prior to heading UDR, Mr. Toomey held various senior positions, including Chief Operating Officer and Chief Financial Officer, with AIMCO, a leading multifamily REIT. At AIMCO, Mr. Toomey was instrumental in transforming the company into the largest apartment owner in the U.S., growing its portfolio ten-fold over his tenure. Prior to AIMCO, Mr. Toomey served as a Senior Vice President with Lincoln Property Company, a multifaceted, national real estate firm, for five years.

As a leader in the real estate industry, Mr. Toomey currently serves on the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT), as a member of The Real Estate Roundtable, and as a Trustee with the Urban Land Institute and the Oregon State University Foundation.

Mr. Toomey spearheads the vision and strategic direction of our Company and has demonstrated strong business and leadership skills as our Chief Executive Officer. He had extensive experience in our industry prior to joining us, having served in executive positions at both AIMCO and Lincoln Property Company.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a plurality of the votes cast is required for the election of a director, which means that the eight nominees receiving the highest number of affirmative votes cast at the meeting shall be elected as directors.

Our board recommends that the

stockholders vote “FOR” the director nominees listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) the named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of March 25, 2013.

	Amount and Nature of Beneficial Ownership
			Shares for Which Beneficial Ownership can be Acquired Within 60 Days(2)	Shares for Which Beneficial Ownership can be Acquired upon Redemption of Partnership Interests(3)

	Shares Beneficially Owned(1)					Total Beneficial Ownership
Name of Beneficial Owner						Number of Shares(2)(4)	Percent of Class(4)(5)

Thomas W. Toomey	1,063,368	(6)	1,868,423	—		2,931,791	1.16%
James D. Klingbeil	143,099	(6)(7)	—	2,237,282	(6)(7)	2,380,381	*
Warren L. Troupe	516,277		530,825	—		1,047,102	*
Jon A. Grove	486,925		—	—		486,925	*
Mark J. Sandler	104,644	(8)	—	—		104,644	*
Lynne B. Sagalyn	84,207	(9)	—	—		84,207	*
Jerry A. Davis	121,028	(10)	14,639	—		135,667	*
Robert P. Freeman	78,993	(11)	—	—		78,993	*
Harry G. Alcock	48,212		—	—		48,212	*
David L. Messenger(12)	44,099		—	—		44,099	*
Eric J. Foss	42,333		—	—		42,333	*
Katherine A. Cattanach	38,380		—	—		38,380	*
All directors and executive officers as a group (14 persons)	2,755,013		2,413,887	2,237,282		7,406,182	2.91%
The Vanguard Group Inc.(13)	28,731,377		—	—		28,731,377	11.48%
Vanguard Specialized Funds(14)	16,562,736		—	—		16,562,736	6.62%
BlackRock, Inc.(15)	22,407,306		—	—		22,407,306	8.95%

Cohen & Steers, Inc.(16)	19,424,471		—	—		19,424,471	7.76%

CBRE Clarion Securities, LLC(17)	17,721,583		—	—		17,721,583	7.08%
Invesco Ltd.(18)	16,404,709		—	—		16,404,709	6.55%
*	Represents beneficial ownership of less than 1%, based on 250,293,876 shares of common stock outstanding as of March 25, 2013. On March 25, 2013, there were 2,803,812 shares of our Series E preferred stock and 2,466,787 shares of our Series F preferred stock outstanding.

(1)	In addition to the shares of common stock beneficially owned, Mr. Klingbeil is deemed to beneficially own indirectly 2,237,282 shares of our Series F preferred stock held by certain trusts, limited partnerships, limited liability companies and other entities, or 90.70% of our outstanding Series F preferred stock.

(2)	Assumes exercise in full of all options exercisable within 60 days of March 25, 2013, by our directors and executive officers.

(3)	Includes the number of shares of common stock into which partnership units (“OP Units”) of United Dominion Realty, L.P., a Delaware limited partnership (“UDR LP”), beneficially owned by the person are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption. The holder of the OP Units has the right to require UDR LP to redeem all or a portion of the OP Units held by the holder in exchange for a cash payment based on the market value of our common stock at the time of redemption. However, UDR LP’s obligation to pay the cash amount is subject to the prior right of the Company to acquire such OP Units in exchange for either the cash amount or shares of our common stock.

(4)	Such beneficial ownership calculations assume that all OP Units beneficially owned by the person indicated and outstanding as of March 25, 2013, are redeemed in exchange for shares of common stock (notwithstanding any holding period requirements or exchange rights). See Notes (3) and (7).

(5)	Based on 250,293,876 shares of common stock outstanding at the close of business on March 25, 2013. Shares issuable pursuant to options which are exercisable within 60 days of March 25, 2013, or upon redemption of the OP Units, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.

(6)	Includes 178,324 shares of common stock subject to a pledge by Mr. Toomey and 17,663 shares of common stock and 575,000 OP Units subject to a pledge by Mr. Klingbeil.

(7)	Mr. Klingbeil is deemed to indirectly beneficially own 2,237,282 shares of common stock into which OP Units directly owned by certain trusts, limited partnerships, limited liability companies and other entities are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption. Includes 575,000 OP Units and 17,663 shares of common stock pledged as security for a line of credit.

(8)	Includes 5,000 shares of common stock indirectly held in a trust for Mr. Sandler’s children.

(9)	Includes 1,296 shares of common stock held by Dr. Sagalyn’s husband and 540 shares of common stock owned in a trust for Dr. Sagalyn’s daughter, which shares Dr. Sagalyn may be deemed the beneficial owner of as a result of her shared power to vote and dispose of such shares. Dr. Sagalyn disclaims any beneficial ownership interest in such shares.

(10)	Includes 1,358 shares of common stock indirectly held for or by Mr. Davis’s children.

(11)	Includes 48,766 shares of common stock pledged in a margin account.

(12)	Mr. Messenger resigned effective May 31, 2012.

(13)	Beneficial ownership is as of December 31, 2012, as reflected in a statement on Schedule 13G filed by The Vanguard Group Inc. (“Vanguard”) with the SEC on February 11, 2013. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has the sole power to dispose of 28,251,365 shares owned and the sole power to vote or direct the voting of 635,697 shares owned. Vanguard has shared power to dispose of 480,012 shares of common stock owned, and the shared power to vote or direct the voting of 192,675 shares owned. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 168,412 shares, and Vanguard shares the power to dispose of these shares with Vanguard Fiduciary Trust Company. Vanguard Investments Australia, Ltd.,, a wholly owned subsidiary of Vanguard, is the beneficial owner of 778,885 shares, and Vanguard shares the power to dispose of these shares with Vanguard Fiduciary Trust Company.

(14)	Beneficial ownership is as of December 31, 2012, as reflected in a statement on Schedule 13G filed by Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard Specialized”) with the SEC on February 3, 2013. Vanguard Specialized has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355. Vanguard Specialized has the sole power to vote or direct the voting of 16,562,736 shares of common stock owned.

(15)	Beneficial ownership is as of December 31, 2012, as reflected in a statement on Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2013. Based on information contained in the Schedule 13G, BlackRock is the beneficial owner, with sole voting and sole dispositive power, of 22,407,306 shares of our common stock as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: BlackRock Japan Co. Ltd, BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, Blackrock Fund Managers Limited, Blackrock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Life Limited, BlackRock Investment Management (UK) Limited and BlackRock International Limited. BlackRock has its principal business office at 40 East 52nd Street, New York, New York 10022.

(16)	Beneficial ownership is as of December 31, 2012, as reflected in a statement on Schedule 13G filed by Cohen & Steers, Inc. (“C&S”) with the SEC on February 14, 2013. According to such Schedule 13G, C&S, a parent holding company, reported that it has sole voting power with respect to 10,034,330 shares of common stock and sole dispositive power with respect to 19,424,471 shares of common stock. Cohen & Steers Capital Management, Inc. (“CSCA”), a wholly-owned subsidiary of C&S and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has sole voting power with respect to 9,858,033 shares and sole dispositive power with respect to 19,080,274 shares. Cohen & Steers Europe S.A., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has sole voting power with respect to 176,297 shares and sole dispositive power with respect to 344,197 shares. C&S and CSCA together hold a 100% interest in Cohen & Steers Europe S.A. The address for each of C&S and CSCA is 280 Park Avenue, 10th Floor, New York, New York 10017. The address for Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(17)	Beneficial ownership is as of December 31, 2012, as reflected in a statement on Schedule 13G filed by CBRE Clarion Securities, LLC (“CBRE”) with the SEC on February 13, 2013. CBRE has its principal business office at 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087. CBRE has the sole power to dispose of 17,721,583 shares of common stock owned, the sole power to vote or direct the voting of 7,669,714 shares owned.

(18)	Beneficial ownership is as of December 31, 2012, as reflected in a statement on Schedule 13G filed by Invesco Ltd. (“Invesco”) with the SEC on February 13, 2013. Invesco has its principal business office at 1555 Peachtree Street NE, Atlanta, Georgia 30309. Invesco has the sole power to dispose of 16,307,752 shares of common stock owned, and the sole power to vote or direct the voting of 10,886,372 shares owned. Invesco has shared power to dispose of 96,957 shares of common stock owned, and the shared power to vote or direct the voting of 134,446 shares owned. Subsidiaries of Invesco that hold shares beneficially owned by Invesco are Invesco Advisers Inc., Invesco National Trust Company, Invesco PowerShares Capital Management, Invesco PowerShares Capital Management Ireland Ltd., Invesco Investment Advisers, LLC and Invesco Asset Management (Japan) Limited.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2012 Highlights

1.

In July 2012, the Company marked its 40th year as a REIT and paid its 160th consecutive quarterly dividend. The Company’s full-year 2012 dividend of $0.88 represented a 10% increase over the previous year.

2.	Larger-scale portfolio repositioning efforts are complete.

• Sold 21 communities in non-core markets for gross proceeds of $610 million.

3.	Deleveraged our balance sheet.

• Repaid $445 million of unsecured debt and redeemed all outstanding shares of our 6.75% Series G Cumulative Redeemable Preferred Stock at a total cost of $82.1 million with proceeds of a $561.5 million equity offering.

4.	Successfully navigated the aftermath of Hurricane Sandy.

• 4 impacted communities were fully functional within 4 weeks.

• No long-term value impairment.

5.	Hired Thomas M. Herzog as CFO.

• Well-respected; significant experience in the public REIT and multifamily spaces.

6.	Grew operating cash flow.

• Same-store revenue growth: 5.3%.

• Same-store net operating income (“NOI”) growth: 6.6%.

7.	Formed a second joint venture with MetLife (UDR/MetLife II).

• 50% ownership in venture valued at $1.3 billion at creation; 12 high-quality communities in core markets.

• Increased size of UDR/MetLife II JV to $1.4 billion in October through swap of ownership interests in non-core UDR/MetLife I JV communities for a 50% interest in one high quality community in a core market.

8.	Development and redevelopment pipeline increased to $1.3 billion.

• Expected to generate $455 million of Net Asset Value (“NAV”) by year end 2015.

9.	Street Consensus NAV per share increased 4% year-over-year to $26.50.

10.	Raised $1.2 billion in the capital markets.

• $400 million of 4.625% 10-year notes in January.

• $756 million of new equity issued near parity with NAV per share.

NAV is defined as the marked-to-market value of assets less the marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating units. For a reconciliation of NOI to our net income (loss), refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 35 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Executive Summary

The goals for our executive compensation program are to (i) attract, retain and motivate effective executive officers, (ii) align the interests of our executive officers with the interests of the Company and our stockholders, (iii) incentivize our executive officers based on clearly defined performance goals and measures of successful achievement, and (iv) closely align market competitive compensation with our short-term and long-term performance.

At our 2012 Annual Meeting of Stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. Over 99% of the votes cast were voted in favor of this proposal. We have considered this overwhelming support of our stockholders for our executive compensation program, and we have not made any changes to our executive compensation policies or decisions as a result of the advisory vote. We will continue to engage in a dialogue with stockholders on executive compensation issues, and we will consider the outcome of future advisory votes on executive compensation when establishing the Company’s compensation programs and policies and making compensation decisions regarding our named executive officers.

Our Compensation Committee determines the form and amount of compensation, as well as the overall structure of our executive compensation program. The compensation of our “named executive officers,” who are identified below, is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. The composition of our named executive officers’ compensation is determined based on the consideration of a number of factors described in more detail below, including a periodic review of relevant comparative market information.

Under our executive compensation program, as an executive officer’s level of responsibility increases with his or her relative ability to impact the long–term performance of the Company as a whole, a greater portion of that executive officer’s compensation is based on performance-based incentive compensation, and less is based on base salary, thereby creating the potential for greater variability in the executive officer’s compensation level from year to year. The mix, level and structure of the components of compensation generally reflect the executive officer’s role and relative impact on business results as well as competitive market practices.

Our compensation policies and programs are built upon the strong foundation of our relevant corporate governance framework and our overall compensation philosophy, including:

•

Our Policy on Recoupment of Performance-Based Incentives, which applies to our executive officers, including our named executive officers, and their performance-based incentive compensation. This policy provides that if the board determines that the Company’s financial statements are required to be restated as a result of fraud committed by an executive officer, the board may, in its sole discretion, seek to recoup any portion of the performance-based awards that the executive officer would not have received if the Company’s financial results had been reported properly.

•

Our Executive Stock Ownership Guidelines, which require that our executive officers own a specified number of shares of the Company’s common stock as determined by the executive officer’s position within four years of the date of the executive officer’s employment or appointment with the Company. All of the named executive officers currently employed by the Company are in compliance with the Executive Stock Ownership Guidelines applicable to their position.

•

Our prohibition on any Company personnel, including our named executive officers, engaging in any short-term, speculative securities transactions, engaging in short sales, buying or selling put or call options, trading in options (other than those granted by the Company) and engaging in hedging transactions, and our prohibition on purchasing securities on margin or pledging securities as collateral without prior approval.

•	The Company provides only limited perquisites to our named executive officers.

•	The Compensation Committee’s engagement of its own independent compensation consultant.

•	The Compensation Committee’s review of external market considerations, as well as internal considerations and the long-term interests of our stockholders, when making compensation decisions.

•	The ongoing consideration and oversight by the Compensation Committee with respect to any potential risks associated with our incentive compensation programs.

Our named executive officers for 2012 are:

•	Thomas W. Toomey, Chief Executive Officer and President

•	Warren L. Troupe, Senior Executive Vice President

•	David L. Messenger, Former Senior Vice President and Chief Financial Officer

•	Jerry A. Davis, Senior Vice President – Property Operations

•	Harry G. Alcock, Senior Vice President – Asset Management

Mr. Messenger resigned effective May 31, 2012, and Mr. Troupe served as interim principal financial officer until February 7, 2013. Thomas M. Herzog joined the Company on January 1, 2013 as Senior Vice President and Chief Financial Officer. On February 8, 2013, Mr. Davis was appointed Chief Operating Officer of the Company.

Compensation Design and Philosophy

Our compensation philosophy is to attract and retain executive talent and to align the interests of our named executive officers with the interests of our stockholders by providing market competitive compensation that is closely tied to short-term and long-term performance goals set by the Compensation Committee. The compensation of our named executive officers is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. The Compensation Committee considers a variety of factors, including an executive officer’s role and responsibilities and the levels of compensation necessary to remain competitive, when determining the target amount of compensation for each of the named executive officers.

Consistent with this philosophy, our compensation programs are designed to further our strategic plan and our goal of increasing stockholder value by providing equitable economic motivation to our executive officers and other key employees. The compensation of each of our executive officers is influenced significantly by the executive officer’s individual performance as well as the Company’s overall performance, taking into account competitive pay practices. More specifically, our compensation program seeks to:

•	be grounded in the mission of our business and reflect key strategic imperatives and talent needs,

•	become a strategic advantage rather than simply a means for staying competitive,

•	provide appropriate incentives for the executive officers while aligning their interests with those of our stockholders,

•	provide market competitive compensation in order to attract, retain and reward experienced and highly-motivated executives who can contribute to our long-term growth and profitability,

•	focus executive officers on current and long-term business objectives and critical issues,

•	mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value, and

•	remain consistent with our operating style, shared values, compensation history and overall culture.

The Compensation Committee

Our Compensation Committee is composed of independent directors and is responsible for developing and administering compensation programs for (1) executive officers, including base salaries and short-term and long-term incentive compensation plans, and (2) long-term incentive compensation plans for all of our associates. The members of the Compensation Committee meet each year in executive session, without the CEO present, to evaluate the performance of our CEO. Our CEO makes recommendations to, and consults with, the Compensation Committee with respect to the compensation for the executive officers who report directly to our CEO. The Compensation Committee, in consultation with our CEO, sets the base salaries for the year for these executive officers and approves salary ranges for other executive officers.

Compensation Consultants

The Compensation Committee has the sole authority to retain and terminate any compensation consultants to be used to assist in establishing compensation for our senior executives and to approve such consultants’ fees and other retention terms. The Compensation Committee engaged Mercer to assess the total compensation competitiveness of our executive officers for 2012 by conducting a market pay analysis to develop market values from peer group pay data and published surveys. Mercer reports directly to the Compensation Committee and the Compensation Committee is free to replace Mercer or to hire additional consultants from time to time. Neither Mercer nor any of its affiliates provided any other services to UDR in 2012, and we do not anticipate that Mercer or any of its affiliates will provide any other services to the Company in the foreseeable future. Mercer does not have any conflict of interest with the Company, the members of the Compensation Committee and our executive officers.

As part of their engagement, Mercer provided the Compensation Committee and our CEO with a market pay analysis of composite market values for base salary, total cash compensation (consisting of base salary plus annual incentives), long-term incentive compensation and total direct compensation, which the Compensation Committee considered as part of its analysis of the compensation of our named executive officers. In addition, Mercer reviewed the competitiveness of the pay levels of our named executive officers and certain other officers against pay levels for the diversified public REIT peer group discussed below. Mercer also assisted the Compensation Committee in evaluating the design of the Company’s long-term incentive compensation program.

Consideration of Market Data

Consistent with the Company’s goal to provide compensation that remains competitive, the Compensation Committee considers the executive compensation practices of companies in a peer group selected by the Company in consultation with Mercer as one of several factors used in setting compensation. The Compensation Committee does not target a specific percentile range within the peer group when determining a named executive officer’s compensation. Instead, the Compensation Committee uses the market data provided by the peer group as one of several reference points useful for determining the form and amount of compensation.

The Compensation Committee reviews the peer group annually. The companies comprising the peer group must be publicly traded REITs based in the United States and of a size and equity market capitalization that are comparable to UDR.

For 2012, the peer group, which we refer to herein as either the “diversified public REIT peer group” or the “peer group,” included the companies listed in the table below. The companies listed below consist of six apartment REITs and eleven comparably-sized REITs in other property sectors, recognizing that UDR competes with all REITs for executive talent and capital.

Peer Group Company(1)	NYSE Symbol	Equity Market Capitalization (December 31, 2012)(2)	2012 Fiscal Year End Total Assets	NAREIT Property Sector
		(In millions)	(In millions)

Alexandria Real Estate Equities Inc.	ARE	$4,415	$7,150	Office
Apartment Investment and Management Company	AIV	$4,155	$6,401	Apartments
AvalonBay Communities Inc.	AVB	$15,510	$11,160	Apartments
BRE Properties Inc.	BRE	$3,906	$3,499	Apartments
Camden Property Trust	CPT	$5,889	$5,385	Apartments
CBL & Associates Properties	CBL	$4,075	$7,090	Retail
Digital Realty Trust	DLR	$8,689	$8,819	Data Center
Duke Realty Corp.	DRE	$3,926	$7,560	Office
Equity Residential	EQR	$19,210	$17,201	Apartments
Essex Property Trust	ESS	$5,685	$4,847	Apartments
Federal Realty	FRT	$6,756	$3,899	Retail
Host Hotels & Resort	HST	$11,518	$12,994	Lodging
Kimco Realty Corp.	KIM	$7,907	$9,741	Retail
The Macerich Company	MAC	$8,624	$9,311	Retail
Regency Centers Corporation	REG	$4,267	$3,853	Retail
SL Green Realty	SLG	$7,180	$14,388	Office
Taubman Centers	TCO	$6,979	$3,268	Retail

(1)	On a relative basis, UDR’s equity market capitalization (December 31, 2012) was $6,130 and 2012 fiscal year end total assets were $6,889.

(2) Equity Market Capitalization based on closing price and total shares outstanding as of December 31, 2012.

Components of Compensation

The mix, level and structure of the components of our named executive officers’ compensation generally reflect real estate industry practices, as well as the executive’s role and relative impact on business results consistent with our variable pay-for-performance philosophy. The mix of compensation elements for our named executive officers places relatively greater emphasis on at-risk incentive compensation, as compared with the median mix of compensation elements for the companies in our peer group. As an executive officer’s level of responsibility increases consistent with his or her relative ability to impact the long-term performance of the Company as a whole, a greater portion of the named executive officer’s compensation is based on performance-based incentive compensation and less on base salary, thereby creating the potential for greater variability in the individual’s compensation level from year to year.

Our 2010-2012 Long-Term Incentive Program (the “2010-2012 LTI Program”) vested in April 2012, upon the achievement of the specified performance objectives. Upon the successful achievement of the 2010-2012 LTI Program, the Compensation Committee considered adopting a “stub” LTI Program for the balance of 2012. The “stub” LTI Program would have had similar performance metrics as the 2010-2012 LTI Program and the amount of the awards were $1,500,000 for Mr. Toomey, $860,000 for Mr. Troupe, $300,000 for Mr. Davis and $300,000 for Mr. Alcock. However, even though the Company’s 2012 performance met similar performance metrics as the

2010-2012 LTI Program, the Compensation Committee elected not to grant the awards because the Company’s 2012 total stockholder return (“TSR”) was below the US MSCI REIT Index TSR of 17.8% and below the apartment peer group average TSR of 7.2%.

In 2013, the Compensation Committee determined that equity awards, comprised of restricted stock and/or stock options, with the amount of the awards determined by performance measured based on the achievement of two pre-determined targets over a one-year performance cycle, were the most appropriate means for providing long-term incentives for the named executive officers that drive the desired sustained, long-term performance results while aligning the interests of our named executive officers with the interests of the Company and our stockholders.

The key components of our named executive officers’ compensation, base salary, short-term incentive compensation, and long-term incentive compensation, are described in more detail in the following table.

Compensation Component	Objectives Associated with the Compensation Component		Key Features of the Compensation Component
Base Salary	•	Designed to reward individual effort associated with job-related duties and to attract and retain talented executive officers for our Company.	• •	Paid in cash. The Compensation Committee annually reviews and determines the base salary of our named executive officers in consultation with our CEO.
Short-Term Incentive Compensation	•	Designed to encourage outstanding individual and Company performance by motivating the named executive officers to achieve short-term Company and individual goals by rewarding performance measured against key annual strategic objectives and, for the CEO, using the independent directors’ evaluation of his performance towards achieving short-term goals.	•	Depending on the particular executive officer, short-term incentive compensation may be in the form of cash, restricted stock and/or stock options.
•

The threshold, target and maximum dollar amounts for short-term incentive compensation are generally established in February each year, with the value of the award paid in February of the following year based upon an evaluation of achievement of goals established at the time the targets are set.

Long-Term Incentive Compensation	•	Our LTI compensation is designed to foster significant ownership of our common stock by our management, to align the interests of our management with the creation of stockholder value and to motivate our management to achieve long-term growth and success of our Company.	•

Our LTI compensation consists of awards of restricted stock and/or stock options, which vest only if the Company meets pre-determined performance targets over a specific performance period established by the Compensation Committee.

Compensation Component	Objectives Associated with the Compensation Component	Key Features of the Compensation Component
		•	The threshold, target and maximum dollar values for long-term incentive compensation are generally established in February of each year and awarded in the form of restricted stock and/or stock options, with the actual dollar value awarded determined in February of the following year based upon actual achievement of the goals established at the time the threshold, target and maximum dollar values are set. Each award will vest pro rata over three years, commencing with the establishment of the award and continuing for two years following determination of the amount of the award at the end of the annual performance period.

Base Salary.  In setting base salaries for named executive officers, the Compensation Committee considers the individual executive officer’s qualifications, experience level, performance against specific goals and the competitive market for qualified executives. In some cases, base salary for our named executive officers may vary from comparative levels of compensation for other executive officers, principally because of our greater emphasis on at-risk incentive compensation for our more senior executive officers, the current recruiting or retention markets for a particular position, or the tenure of a particular officer in his or her position.

Short-Term Incentive Compensation.  Short-term incentive compensation awards are based on pre-determined weighting between Company performance and individual performance. Company performance is weighted equal to or more heavily than individual performance based on the extent to which a particular named executive officer has responsibility for, and influence over, the overall performance of the Company, as the Compensation Committee seeks to provide a strong incentive for these named executive officers to maximize the Company’s performance. Short-term incentive compensation for our CFO is not based on Company performance, but instead is focused on the CFO’s performance of job responsibilities, behavior factors and critical success factors, as discussed in more detail below.

The annual performance metrics utilized for determining short-term incentive compensation are determined by the Compensation Committee in consultation with our CEO. The performance metrics that we utilize are as follows:

•

Funds From Operations (“FFO”), as reported – The Company defines FFO, as reported, as net income (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002.

•

FFO, as adjusted – The Company defines FFO, as adjusted, as FFO as reported, excluding the impact of acquisition-related costs and other non-recurring items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and taxable REIT subsidiary property, storm-related expenses, severance costs and legal costs.

•	Adjusted FFO (“AFFO”) – The Company defines AFFO as FFO, as adjusted, less recurring capital expenditures.

•

Same Store Net Operating Income (“SSNOI”) – The Company defines Net Operating Income as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental Expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from Net Operating Income is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent. The Company defines Same Store as those communities stabilized as of a specific point in time. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

•

Net Financial Capabilities – The Company defines net financial capabilities as cash, liquid receivables, and available lines of credit, as compared to debt maturities over a specified three-year period.

Long-Term Incentive Compensation.  The Compensation Committee established the 2010-2012 Long-Term Incentive Compensation Program (the “2010-2012 LTI Program”) for the Company’s senior executive officers, including Messrs. Toomey, Troupe, Messenger, Davis and Alcock. Under the 2010-2012 LTI Program, our named executive officers were awarded a grant of restricted shares of our common stock, which vested when the Company met certain performance targets during the three-year performance period, as discussed in more detail under the heading “How We Determined Compensation for 2012 — LTI Compensation.” Long-term incentive compensation is comprised of awards of restricted shares of our common stock and/or stock options that are awarded if the Company meets specific performance targets. Long-term incentive compensation awards constitute the most significant component of our executive officers’ compensation, which closely aligns their long-term interests with the long-term interests of our stockholders, while mitigating potential risks related to our compensation programs.

Retirement Plans.  We have a Profit Sharing Plan (the “401(k) Plan”), which is a defined contribution plan covering all eligible full-time employees. Under the 401(k) Plan, the Company makes discretionary profit sharing and matching contributions to the plan as determined by the Compensation Committee. Details regarding matching contributions for our named executive officers are set forth below under the Summary Compensation Table. UDR does not have a pension plan, a SERP or any similar arrangements.

Perquisites and Other Benefits.  The primary perquisites that we offer to our named executive officers are Company-paid health insurance (including dental), life insurance, long-term disability insurance and accidental death and disability insurance. Our named executive officers participate in these benefit plans on the same terms as other employees. In addition to the group medical plans that we provide, we reimburse up to a maximum of $5,000 in expenses for annual physical exams for our named executive officers. To help us attract and retain qualified personnel, we also offer relocation benefits, but these benefits are individually negotiated when they occur.

We review our policies with respect to perquisites on a regular basis to consider whether the perquisites should be maintained and whether, or to what extent, it may be appropriate for us to discontinue particular perquisites or to require repayment of the cost of perquisites. During 2012, we did not change our policies with respect to perquisites that we offer to our CEO and other named executive officers.

How We Determined Compensation for 2012

Base Salaries

The base salaries for 2012 for our named executive officers were determined based on the individual executive officer’s qualifications, experience level, performance against specific goals and the competitive market for qualified executives. Base salaries for Messrs. Toomey, Davis and Alcock were increased in 2012 to reflect competitive factors.

Short-Term Incentive Compensation

Short-Term Incentive Compensation of CEO (Mr. Toomey).  The Compensation Committee established a range for Mr. Toomey’s 2012 short-term incentive of up to $1,250,000 for meeting targets and a range of up to $2,500,000 for exceeding targets, with 50% based on the Company’s performance as measured by the four annual performance metrics that were weighted as described below, and the remaining 50% based on his individual performance. The Compensation Committee determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the CEO position, and these amounts provide a market competitive level of compensation for the CEO. The Compensation Committee also made a subjective determination that these amounts were appropriate to motivate Mr. Toomey to achieve short-term Company and individual goals and to help ensure Mr. Toomey’s continued service with the Company.

The annual performance metrics that were used for determining the 2012 short-term incentive compensation for Mr. Toomey were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
AFFO per share	40%	$1.09	$1.15	$1.27
SSNOI percentile by market (compared to a peer group of apartment REITs on a market-by-market basis)	30%	50%	67%	100%
Net financial capabilities (coverage of 2012-2014 debt maturities)	20%	$0	$87.0 million	$300.0 million
FFO attributable to $1.54 billion in 2011 acquisitions	10%	$75.0 million	$79.0 million	$86.9 million

Mr. Toomey’s individual goals for 2012 were as follows: (1) capital management, (2) communications and responding to a changing market, (3) resolving key strategic issues and (4) team management. In evaluating Mr. Toomey’s 2012 compensation, the Compensation Committee considered Mr. Toomey’s accomplishment of his specific goals that included (1) exploring capital alternatives for certain developments and refining the long-term development plans, (2) identifying, defining and capitalizing on future growth opportunities, (3) evaluating assets and determining which can be improved upon to optimize performance, (4) identifying risks created by a changing market and proposing and implementing measures to mitigate those risks, (5) resolving key strategic considerations regarding the Company’s size and portfolio, and (6) identifying and developing management talent. Mr. Toomey was eligible to earn up to $750,000 for individual goals, and while the majority of the performance was in the top range, the Compensation Committee reduced Mr. Toomey’s compensation by $1,875,000 (consisting of $1,500,000 for the “stub” LTI Program that was not awarded and $375,000 in short-term incentive compensation) to reflect that the Company’s 2012 TSR was (-1.9%), below the US MSCI REIT Index TSR of 17.8% and below the apartment peer group average TSR of 7.2%.

Short-Term Incentive Compensation of Senior Executive Vice President (Mr. Troupe).  The Compensation Committee established a range for Mr. Troupe’s 2012 short-term incentive of up to $700,000 for meeting targets and a range of up to $1,400,000 for exceeding targets, with 70% based on the Company’s performance as measured by the two annual performance metrics that were weighted as described below, and the remaining 30% based on his individual performance. The Compensation Committee determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the Senior Executive Vice President position, and these amounts provide a market competitive level of compensation for the Senior Executive Vice President. The Compensation Committee, in consultation with our CEO, also made a subjective determination that these amounts were appropriate to motivate Mr. Troupe to achieve short-term Company and individual goals and to help ensure Mr. Troupe’s continued service with the Company.

The annual performance metrics that were used for determining the 2012 short-term incentive compensation for Mr. Troupe were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
AFFO per share	70%	$1.09	$1.15	$1.27
Net financial capabilities (coverage of 2012-2014 debt maturities)	30%	$0	$87.0 million	$300.0 million

Mr. Troupe’s individual goals for 2012, and the weight accorded to each goal, were as follows: (1) capital management, (2) professional development, and (3) talent management. Mr. Troupe was eligible to earn up to $420,000 for individual goals, and while the majority of the performance was in the top range, the Compensation Committee, in consultation with our CEO, awarded Mr. Troupe $310,000 to reflect that the Company’s 2012 TSR was (-1.9%), below the US MSCI REIT Index TSR of 17.8% and below the apartment peer group average TSR of 7.2%.

Short-Term Incentive Compensation of Senior Vice President – Property Operations (Mr. Davis).  The Compensation Committee established a range for Mr. Davis’s 2012 short-term incentive of up to $650,000 for meeting targets and a range of up to $1,900,000 for exceeding targets, with 70% based on the Company’s performance as measured by the three annual performance metrics that were weighted as described below, and 30% based on his individual performance. The Compensation Committee determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the Senior Vice President – Property Operations position, and these amounts provide a market competitive level of compensation for the Senior Vice President – Property Operations. The Compensation Committee, in consultation with our CEO, also made a subjective determination that these amounts were appropriate to motivate Mr. Davis to achieve short-term Company and individual goals and to help ensure Mr. Davis’s continued service with the Company.

The annual performance metrics that were used for determining the 2012 short-term incentive compensation for Mr. Davis were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
SSNOI percentile by market (compared to a peer group of apartment REITs on a market-by-market basis)	60%	50%	67%	100%
AFFO per share	20%	$1.09	$1.15	$1.27
Development/Redevelopment Communities FFO	20%	$37.8 million	$42.0 million	$50.4 million

The Compensation Committee, in consultation with our CEO, considered Mr. Davis’s individual performance in 2012 based on the accomplishment of his specific goals that included: (1) maintaining revenue leadership in the market, (2) improving controllable operating margin, (3) effectively managing non-mature properties, (4) managing technology, (5) managing human resources, and (6) providing overall leadership in the organization.

Short-Term Incentive Compensation of Senior Vice President – Asset Management (Mr. Alcock).  The Compensation Committee established a range for Mr. Alcock’s 2012 short-term incentive of up to $500,000 for meeting targets and a range of up to $1,800,000 for exceeding targets, with 50% based on the Company’s performance as measured by the three annual performance metrics that were weighted as described below, and 50% based on his individual performance. The Compensation Committee, in consultation with our CEO, determined that these amounts were consistent with the target short-term incentive compensation as a percentage of overall compensation for the Senior Vice President – Asset Management position, and these amounts provide a market competitive level of compensation for the Senior Vice President – Asset Management. The Compensation Committee, in consultation with our CEO, also made a subjective determination that these amounts were appropriate to motivate Mr. Alcock to achieve short-term Company and individual goals and to help ensure Mr. Alcock’s continued service with the Company.

The annual performance metrics that were used for determining the 2012 short-term incentive compensation for Mr. Alcock were as follows:

Performance Measure	Weight	Minimum	Target	Maximum
AFFO per share	50%	$1.09	$1.15	$1.27
Development/Redevelopment Communities FFO	30%	$37.8 million	$42.0 million	$50.4 million
Net financial capabilities (coverage of 2012-2014 debt maturities)	20%	$0	$87.0 million	$300.0 million

The Compensation Committee, in consultation with our CEO, considered Mr. Alcock’s individual performance in 2012 based on the accomplishment of his specific goals that included: (1) supervising development, redevelopment, asset quality and acquisitions and dispositions, (2) managing significant rehab projects across the portfolio, (5) completing all asset preservation within budget and maintaining the five year capital plan, (6) assisting in defining the Company’s competitive landscape, (7) assisting in operational/functional integration, (8) enhancing organizational development, (9) providing input on strategic direction, and (10) participating in succession planning.

2012 Results.  The Company’s 2012 performance, as measured by the above-referenced performance metrics, was as follows:

Performance Measure	2012 Result
AFFO per share	$1.18
FFO attributable to $1.54 billion in 2011 acquisitions	$81.5 million
Development/Redevelopment Communities FFO	$45.6 million
SSNOI percentile by market (compared to a peer group of apartment REITs on a market-by-market basis)	83%
Net financial capabilities (coverage of 2012-2014 debt maturities)	$591 million

LTI Compensation

Long-Term Incentive Compensation.  Long-term incentive compensation, consisting of equity awards including restricted stock and/or stock options, constitute the most significant component of our executive officers’ compensation, which closely aligns their long-term interests with the long-term interests of our stockholders, while mitigating potential risks related to our compensation programs.

Under the 2010-2012 LTI Program, our named executive officers were awarded a grant of restricted shares of our common stock which vested upon the Company meeting specified performance targets during the three-year performance period. The number of shares which vested upon the achievement of the performance objectives for Messrs. Toomey, Troupe, Messenger, Davis and Alcock are set forth below.

Named Executive Officer	Number of 2010-2012 LTI Program Shares Vested

Thomas W. Toomey	380,952
Warren L. Troupe	247,619
David L. Messenger	76,190
Jerry A. Davis	76,190
Harry G. Alcock	35,874

The restricted shares under the 2010-2012 LTI Program were awarded to the named executive officers (except Mr. Alcock) on February 26, 2010 at a price of $15.75 per share, based on the trailing 20-day volume weighted average price of our common stock on the date of the grant. Mr. Alcock’s restricted shares were awarded on December 13, 2010 at a price of $22.30, based on the trailing 20-day volume weighted average price of our common stock on the date of grant. During the three-year performance period, dividends on the restricted shares were reinvested into additional restricted shares of common stock, and such additional shares were subject to the same performance requirements as the original shares granted.

The three performance targets that the Company achieved during 2012, prior to the end of the three-year performance period contemplated by the 2010-2012 LTI Program, are as follows:

(1) cumulative 2010 — 2012 cash flows of $2.59 per common stock equivalent or $431.3 million (based on funds from operations less capital expenditures, including, $1,000 per stabilized home of recurring capital expenditures and the non-cash accounting charge associated with the Company’s convertible debt);

(2) cumulative 2010 — 2012 dividends declared of $2.33 per share of common stock; and,

(3) maintaining a balance sheet fixed charge ratio of 1.90x.

Consistent with its overall strategy, the Company has focused on high-barrier-to-entry markets with above-average job growth, low single-family home ownership affordability and limited new supply. In executing its strategy, the Company has focused on creating NAV and paying dividends, which has been done at a rate of 12.6% annually for 10 years. The Company’s growth from 2010-2012 generally reflected the recovery from the economic recession, while the Company’s growth from 2012-2013 reflects continued fundamental strength in the Company’s property operations, offset by dilution from balance sheet improvement through activities taking place in 2011 and 2012, including approximately $1.8 billion of equity raised, portfolio repositioning of approximately $2.2 billion in acquisitions (including joint ventures), and approximately $1.2 billion of asset sales.

Our 2010-2012 LTI Program vested in April 2012, upon the achievement of the specified performance objectives. Upon the successful achievement of the 2010-2012 LTI Program, the Compensation Committee considered adopting a “stub” LTI Program for the balance of 2012. The “stub” LTI Program would have had similar performance metrics as the 2010-2012 LTI Program and the amount of the awards were $1,500,000 for Mr. Toomey, $860,000 for Mr. Troupe, $300,000 for Mr. Davis and $300,000 for Mr. Alcock. However, even though the Company’s 2012 performance met similar performance metrics as the 2010-2012 LTI Program, the Compensation Committee elected not to grant the awards because the Company’s 2012 TSR was (-1.9%), below the US MSCI REIT Index TSR of 17.8% and below the apartment peer group average TSR of 7.2%.

With the repositioning of the Company’s portfolio now complete, the Compensation Committee determined, in February 2013, that grants of performance-based awards consisting of restricted stock and/or stock options, with the amounts that vest based on performance measured by achievement of pre-determined targets over a one-year performance cycle were the best means for aligning the potential value to be paid to the Company’s management with the potential value that can now be created for stockholders over the performance cycle. These 2013 awards are based upon performance metrics which focus on stockholder value creation and operating performance that align with the Company’s key strategic priorities. The awards focus on the Company’s performance as measured by FFO (50%) and the Company’s TSR (50%) based on the Company’s TSR performance relative to eleven comparable apartment REITs. The FFO performance metric was selected and weighted at 50% for these awards to recognize the relative importance of FFO growth in driving overall stockholder value, while the TSR performance metric was selected and weighted at 50% in order to underscore the overall importance of the return to the Company’s stockholders, and to align the interests of management with the interests of stockholders. The threshold, target and maximum dollar values for the awards were established in February of 2013, and the actual amount that vests will be determined in February 2014 based upon actual achievement of the above-referenced performance metrics. Each award will vest pro rata over three years commencing with the establishment of the award and continuing for two years following determination of the amount of the award at the end of the annual performance period. The 2013 awards were granted to Messrs. Toomey, Troupe, Davis and Alcock, as well as to Mr. Thomas M. Herzog, who was appointed to the position of Chief Financial Officer and Senior Vice President effective January 1, 2013.

Compensation of CEO (Mr. Toomey)

Base Salary.  For 2012, Mr. Toomey received a base salary of $750,000, increasing from $500,000 in 2011.

Short-Term Incentive Compensation and Bonus.  In February 2013, the Compensation Committee awarded Mr. Toomey short-term incentive compensation in the amount of $1,375,000 for fiscal 2012, based on the Company’s performance against the annual performance metrics, and his individual performance, all as described above under “How We Determined Compensation for 2012 — Short-Term Incentive Compensation.” Of the total amount, $967,000 was attributable to the Company’s performance against the three annual performance metrics and the remainder was attributable to Mr. Toomey’s individual performance.

Long-Term Incentive Compensation.  Under the 2010-2012 LTI Program, in 2010 Mr. Toomey was awarded 380,952 target award restricted shares of our common stock with a three-year target award amount of $6,000,000. The restricted shares vested in 2012 when the Company met the performance targets described above within the three-year performance period.

As previously noted, the Compensation Committee reduced Mr. Toomey’s 2012 total compensation by $1,875,000 (consisting of $1,500,000 for the “stub” LTI Program that was not awarded and $375,000 in short-term incentive compensation) to reflect that the Company’s 2012 TSR (-1.9%) was below the US MSCI REIT Index TSR of 17.8% and the apartment peer group average TSR of 7.2%.

Compensation of Senior Executive Vice President (Mr. Troupe)

Base Salary.  For 2012, Mr. Troupe received an annual base salary of $450,000, unchanged from 2011.

Short-Term Incentive Compensation and Bonus.  In February 2013, the Compensation Committee awarded Mr. Troupe short-term incentive compensation in the total amount of $1,040,000 for fiscal 2012, based on the Company’s performance against the annual performance metrics, and his individual performance, all as described above under “How We Determined Compensation for 2012 — Short-Term Incentive Compensation.” Of the total amount, $720,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Troupe’s individual performance.

Long-Term Incentive Compensation.  Under the 2010-2012 LTI Program, in 2010 Mr. Troupe was awarded 247,619 target award restricted shares of our common stock with a three-year target award amount of $3,900,000. The restricted shares vested in 2012 when the Company met the performance targets described above within the three-year performance period.

As previously noted, the Compensation Committee, in consultation with our CEO, elected not to award Mr. Troupe the $860,000 “stub” LTI Program or the maximum in short-term incentive compensation to reflect that the Company’s total stockholder return (-1.9%) was below the US MSCI REIT Index TSR of 17.8% and the apartment peer group average TSR of 7.2%.

Compensation of CFO (Mr. Messenger)

Mr. Messenger received his base salary of $300,000 pro rata through the date of his resignation.

Compensation of Senior Vice President — Property Operations (Mr. Davis)

Base Salary.  For 2012, Mr. Davis received a base salary of $325,000, increasing from $300,000 in 2011.

Short-Term Incentive Compensation and Bonus.  In February 2013, the Compensation Committee awarded Mr. Davis short-term incentive compensation in the total amount of $1,267,000 for fiscal 2012, based on the Company’s performance against the annual performance metrics, and his individual performance, all as described above under “How We Determined Compensation for 2012 — Short-Term Incentive Compensation.” Of the total amount, $976,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Davis’ individual performance.

Long-Term Incentive Compensation.  Under the 2010-2012 LTI Program, in 2010 Mr. Davis was awarded 76,190 target award restricted shares of our common stock with a three-year target award amount of $1,200,000. The restricted shares vested in 2012 when the Company met the performance targets described above within the three-year performance period.

As previously noted, the Compensation Committee, in consultation with our CEO, elected not to award Mr. Davis the $300,000 “stub” LTI Program in recognition that the Company’s total stockholder return (-1.9%) was below the US MSCI REIT Index TSR of 17.8% and the apartment peer group average TSR of 7.2%.

Compensation of Senior Vice President – Asset Management (Mr. Alcock)

Base Salary.  For 2012, Mr. Alcock received a base salary of $325,000, increasing from $260,000 in 2011.

Short-Term Incentive Compensation and Bonus.  In February 2013, the Compensation Committee awarded Mr. Alcock short-term incentive compensation in the total amount of $1,200,000 for fiscal 2012, based on the Company’s performance against the annual performance metrics, and his individual performance, all as described above under “How We Determined Compensation for 2012 — Short-Term Incentive Compensation.” Of the total amount, $500,000 was attributable to the Company’s performance against the annual performance metrics and the remainder was attributable to Mr. Alcock’s individual performance.

Long-Term Incentive Compensation.  Under the 2010-2012 LTI Program, in 2010 Mr. Alcock was awarded 35,874 target award restricted shares of our common stock with a three-year target award amount of $800,000. The restricted shares vested in 2012 when the Company met the performance targets described above within the three-year performance period.

As previously noted, the Compensation Committee, in consultation with our CEO, elected not to award Mr. Alcock the $300,000 “stub” LTI Program in recognition that the Company’s total stockholder return (-1.9%) was below the US MSCI REIT Index TSR of 17.8% and the apartment peer group average TSR of 7.2%.

Severance and Change of Control Arrangements

We provide a description of change of control provisions in our 1999 Long-Term Incentive Plan and our policy with respect to severance benefits, below under “Post-Employment Compensation – Severance and Change of Control Arrangements.”

Advisory Vote on Executive Compensation

At the 2012 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, with over 99% of votes cast in favor of the resolution. The Compensation Committee reviewed the final vote results for that resolution, and we have not made any changes to our executive compensation policies or decisions as a result of the vote. While the vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Compensation Committee or our board, our board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Accordingly, our board recommends that you vote “FOR” Proposal No. 3 at the annual meeting. For more information, see “Proposal No. 3 – Advisory Vote on Executive Compensation” in this proxy statement.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs generally, including the accounting treatment as it applies to amounts awarded or paid to our executives. The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to our named executive officers, as regulated by Section 162(m) of the Code.

Under Section 162(m) of the Code, we may not receive a federal income tax deduction for compensation paid to our CEO or any of the three other most highly compensated executive officers (other than the CFO) employed on the last day of the fiscal year to the extent that any of such persons receive more than $1,000,000 in compensation in the fiscal year. However, if we pay compensation that is “performance-based” under Section 162(m), we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year.

Our 1999 Long-Term Incentive Plan has been designed to permit awards under the plan to qualify as “performance-based” and, therefore, compensation realized in connection with options and grants of restricted stock that qualify as performance-based are fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

The foregoing policy is subject to change as the Compensation Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and to serve our objectives and our stockholders.

The impact of Section 409A of the Code is also taken into account. The 1999 Long-Term Incentive Plan has been designed to comply with the requirements of Section 409A of the Code so as to avoid possible adverse tax consequences that may result from noncompliance.

Equity Granting Process

Grants of stock options, restricted stock and other equity awards to our executive officers and other employees are approved by the Compensation Committee at regularly scheduled meetings, or occasionally by unanimous written consent. If approval is made at a meeting, the grant date of the award is the date of the meeting; if approval is by unanimous written consent, the grant date of the award is the day the last Compensation Committee member signs the written consent.

We have no practice of timing grants of stock options, restricted stock and other equity awards to coordinate with the release of material non-public information, nor have we timed the release of material non-public information for the purpose of affecting the value of any named executive officer compensation.

Stock Ownership Guidelines

To align the interests of our executive officers with the interests of our stockholders, each of our executive officers is required to comply with our Executive Stock Ownership Guidelines. These guidelines require our executive officers to own a specified number of shares of the Company’s common stock as determined by the executive officer’s position within four years of the date of the executive officer’s employment or appointment with the Company. The individual guidelines are as follows:

•	110,000 shares for the CEO and President,

•	50,000 shares for any Executive Vice President (or equivalent), and

•	20,000 shares for any Senior Vice President (or equivalent).

All of our named executive officers serving as of the end of 2012 are in compliance with the Executive Stock Ownership Guideline applicable to their position. The Governance Committee may, from time to time, re-evaluate and revise these guidelines to give effect to changes in the price of our common stock or our capitalization.

Stock that counts towards satisfaction of the ownership guidelines include:

•	shares owned outright by the participant or his or her immediate family members residing in the same household,

•	vested restricted stock, and

•	shares into which limited partnership units of United Dominion Realty, L.P. may be redeemed for shares of our common stock.

A copy of our Executive Stock Ownership Guidelines may be found on our corporate governance page on our website at www.udr.com. To access the guidelines on our website, click on “Investor Relations” and then click on “Corporate Governance.”

Hedging, Pledging and Short-Term Speculative Transactions

We prohibit any Company personnel, including our named executive officers, from engaging in any short-term, speculative securities transactions, engaging in short sales, buying or selling put or call options, trading in options (other than those granted by the Company) and engaging in hedging transactions. We also prohibit purchasing securities on margin or pledging securities as collateral without prior approval.

Policy on Recoupment of Performance-Based Incentives

Our Compensation Committee adopted the Policy on Recoupment of Performance-Based Incentives, which applies to our executive officers, including our named executive officers, and their performance-based incentive compensation beginning with their compensation for the 2010 fiscal year. This policy provides that if the board determines that the Company’s financial statements are required to be restated as a result of fraud committed by an executive officer, the board may seek to recoup any portion of the performance-based awards that the executive officer would not have received if the Company’s financial results had been reported properly. The board administers the policy and determines, in its sole discretion, the amount of the performance-based award to be recouped.

Consideration of Risk

The Compensation Committee is aware of the current economic conditions and the consequences to companies that have not appropriately balanced risk and reward in executive compensation. The Compensation Committee believes that the emphasis on long-term performance in the 1999 Long-Term Incentive Plan results in an overall compensation program that does not reward excessive risk-taking for the Company. The Company’s compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing stockholder value rather than rewarding shorter performance and payout periods. Typically 50% or less of our key executive officers’ total compensation is base salary and short-term incentive compensation, while the remaining 50% is tied to Company and individual performance.

Our Compensation Committee believes that our executive incentive compensation arrangements do not encourage our executives to take unnecessary or excessive risks that could threaten the value of our Company. While performance-based compensation constitutes a significant percentage of our executives’ overall total compensation and thereby the Compensation Committee believes motivates our executives to help fulfill our corporate mission and vision, including specific and focused Company performance objectives, the non-performance based compensation, for most executives for most years, is also a sufficiently high percentage of overall total compensation that the Compensation Committee does not believe that unnecessary or excessive risk taking is encouraged by the performance-based compensation. In addition, a significant portion of executive’s performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they generally vest over a three-to-four year period of time thereby focusing the executives on our Company’s long-term interests. In order to align the interests of our executive officers with the interests of our stockholders, each of our executive officers is required to comply with our Executive Stock Ownership Guidelines. Further, the Compensation Committee has adopted the Policy on Recoupment of Performance-Based Incentives as a means of discouraging unnecessary or excessive risk taking.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis beginning on page 23 of this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND MANAGEMENT

DEVELOPMENT COMMITTEE

Katherine A. Cattanach, Chair

Eric J. Foss

Jon A. Grove

Lynne B. Sagalyn

Compensation of Executive Officers

The executive officers named in the table below are referred to in this proxy statement as the “named executive officers.” The table below summarizes for each of the named executive officers the compensation amounts paid or earned for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012 (except in the case of Mr. Alcock, who joined UDR in December 2010).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas W. Toomey(2)	2012	$750,000	-0-	-0-	-0-	$1,375,000	-0-	$11,981	$2,136,981
Chief Executive Officer and President	2011	$500,000	$1,175,000	-0-	-0-	$1,525,000	-0-	$14,134	$3,214,134
	2010	$500,000	-0-	$6,000,000	-0-	$2,136,000	-0-	$15,734	$8,651,734

Warren L. Troupe(3)	2012	$450,000	-0-	-0-	-0-	$1,040,000	-0-	$20,112	$1,510,112
Senior Executive Vice President	2011	$450,000	$580,000	-0-	-0-	$1,170,000	-0-	$15,925	$2,215,925
	2010	$450,000	-0-	$3,900,000	-0-	$1,650,000	-0-	$17,059	$6,017,059

David L. Messenger(4)	2012	$125,000	-0-	-0-	-0-	-0-	-0-	$17,077	$142,077
Senior Vice President and Chief Financial Officer	2011	$300,000	$400,000	-0-	-0-	-0-	-0-	$20,045	$720,045
	2010	$275,000	$425,000	$1,200,000	-0-	-0-	-0-	$20,305	$1,920,305

Jerry A. Davis(5)	2012	$325,000	-0-	-0-	-0-	$1,267,000	-0-	$23,991	$1,615,991
Senior Vice President — Property Operations	2011	$300,000	$512,000	-0-	-0-	$438,000	-0-	$19,613	$1,269,613
	2010	$260,000	-0-	$1,200,000	-0-	$650,000	-0-	$20,509	$2,130,509

Harry G. Alcock(6)	2012	$325,000	-0-	-0-	-0-	$1,200,000	-0-	$16,011	$1,541,011
Senior Vice President — Asset Management	2011	$260,000	$675,000	-0-	-0-	$825,000	-0-	$13,323	$1,773,323

(1)	The dollar amounts reflected in the “Stock Awards” column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of grants of shares that vest over multiple years. The dollar amounts reflected in the “Option Awards” column represent the aggregate grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. For information regarding the valuation assumptions used in computing grant date fair value, refer to the note entitled “Employee Benefit Plans” in the Notes to our Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2012, 2011 and 2010, as applicable.

(2)	“Stock Awards” for 2010 includes the aggregate grant date fair value of restricted shares of our common stock award under the 2010-2012 LTI Program. Under the 2010-2012 LTI Program, Mr. Toomey was awarded 380,952 target award restricted shares of our common stock with a three-year target award amount of $6 million. These restricted shares vested in 2012 when the Company met certain performance targets during the three-year performance period, as described in more detail under “Compensation Discussion and Analysis — How We Determined Compensation for 2012 — LTI Compensation.” “All Other Compensation” includes $6,981 for Company paid health insurance (including dental) in 2012, and $5,000 for Company paid life insurance, accidental death and disability insurance and disability insurance in 2012.

(3)	“Stock Awards” for 2010 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the 2010-2012 LTI Program. Under the 2010-2012 LTI Program, Mr. Troupe was awarded 247,619 target award restricted shares of our common stock with a three-year target award amount of $3.9 million. These restricted shares vested in 2012 when the Company met certain performance targets during the three-year performance period, as described in more detail under “Compensation Discussion and Analysis — How We Determined Compensation for 2012 — LTI Compensation.” “All Other Compensation” includes $7,612 for Company paid health insurance (including dental) in 2012, $5,000 for Company paid life insurance, accidental death and disability and disability insurance in 2012 and $7,500 for the Company funded non-discretionary 401(k) Plan matching contribution.

(4)

Mr. Messenger resigned effective May 31, 2012 and he was paid a pro rata amount of his $300,000 annual salary (5 months). “Stock Awards” for 2010 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the 2010-2012 LTI Program. Under the 2010-2012 LTI Program, Mr. Messenger was awarded 76,190 target award restricted shares of our common stock with a three-year target award amount of $1.2 million. These restricted shares vested in 2012 when the Company met certain performance targets during the three-year performance period, as described in more detail under “Compensation Discussion and Analysis — How We Determined Compensation for 2012 — LTI Compensation.” “All Other Compensation” includes $12,077 for Company paid health insurance (including dental) in 2012 and, $5,000 for Company paid life insurance, accidental death and disability insurance and disability insurance in 2012.

(5)	On February 8, 2013, Mr. Davis was appointed Chief Operating Officer of the Company. “Stock Awards” for 2010 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the 2010-2012 LTI Program. Under the 2010-2012 LTI Program, Mr. Davis was awarded 76,190 target award restricted shares of our common stock with a three-year target award amount of $1.2 million. These restricted shares vested in 2012 when the Company met certain performance targets described above during the three-year performance period, as described in more detail under “Compensation Discussion and Analysis — How We Determined Compensation for 2012 — LTI Compensation.” “All Other Compensation” includes $11,491 for Company paid health insurance (including dental) in 2012, $5,000 for Company paid life insurance, accidental death and disability insurance and disability insurance in 2012 and $7,500 for the Company funded non-discretionary 401(k) Plan matching contribution.

(6)	“Non-Equity Incentive Plan Compensation” for 2012 includes $200,000 that was paid in shares of restricted stock that vest at the end of three years from the date of grant. “Stock Awards” for 2010 includes the aggregate grant date fair value of restricted shares of our common stock awarded under the 2010-2012 LTI Program. Under the 2010-2012 LTI Program, Mr. Alcock was awarded 35,874 target award restricted shares of our common stock with a three-year target award amount of $800,000. These restricted shares vested in 2012 when the Company met certain performance targets during the three-year performance period, as described in more detail under “Compensation Discussion and Analysis — How We Determined Compensation for 2012 — LTI Compensation.” “All Other Compensation” includes $11,011 for Company paid health insurance (including dental) in 2012 and $5,000 for Company paid life insurance, accidental death and disability and disability insurance in 2012.

Grants of Plan-Based Awards Table

The following table provides information concerning each grant of a plan-based award made to a named executive officer in the 2012 fiscal year.

Name (a)	Grant Date (b)	Date of Committee Action, if Different from Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Thomas W. Toomey	-	-	-0-	$1,250,000	$2,500,000	-	-	-	-	-	-	-	-
Warren L. Troupe	-	-	-0-	$700,000	$1,400,000	-	-	-	-	-	-	-	-
David L. Messenger	-	-	-0-	-0-	-0-	-	-	-	-	-	-	-	-
Jerry A. Davis	-	-	-0-	$650,000	$1,900,000	-	-	-	-	-	-	-	-
Harry G. Alcock	-	-	-0-	$500,000	$1,800,000	-	-	-	-	-	-	-	-

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

LTI Plans

The Compensation Committee established the 2010-2012 LTI Program for the Company’s senior executive officers, including Messrs. Toomey, Troupe, Messenger, Davis and Alcock. Under the 2010-2012 LTI Program, the named executive officers were awarded a grant of restricted shares of our common stock as set forth below, which vested in 2012 when the Company met certain performance targets during the three-year performance period.

Named Executive Officer	Three-Year Target Award Amount	Number of Target Award Shares Granted
Thomas W. Toomey	$6,000,000	380,952
Warren L. Troupe	$3,900,000	247,619
David L. Messenger	$1,200,000	76,190
Jerry A. Davis	$1,200,000	76,190
Harry G. Alcock	$800,000	35,874

The restricted shares listed above were awarded to the named executive officers (other than Mr. Alcock) on February 26, 2010 at a price of $15.75 per share, based on the trailing 20-day volume weighted average price of our common stock on the date of the grant. Mr. Alcock’s restricted shares were awarded on December 13, 2010 at a price of $22.30, based on the trailing 20-day volume weighted average price of our common stock on the date of the grant. During the three-year performance period, dividends on the restricted shares were reinvested into additional restricted shares of common stock, and such additional shares were subject to the same performance requirements as the original shares granted. For additional information regarding the performance targets, the vesting of the awards and the discretion retained by the Compensation Committee, see “Compensation Discussion and Analysis — How We Determined Compensation for 2012 — LTI Compensation.”

Matching 401(k) Contributions

In 2012, Messrs. Troupe and Davis each received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $7,500. In 2011, Messrs. Troupe, Messenger and Davis, each received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $4,143. In 2010, Messrs. Troupe, Messenger and Davis each received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $5,294, $4,571 and $5,294, respectively.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the 2012 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas W. Toomey	187,751	-	-	$24.38	2/7/18	27,657	$657,683	-	-
	1,680,672	-	-	$10.06	2/12/19	-	-	-	-
Warren L. Troupe	216,540	-		$24.38	3/3/18	-	-	-	-
	314,285	-		$10.06	2/12/19	-	-	-	-
David L. Messenger	-	-	-	-	-	-	-	-	-
Jerry A. Davis	14,639	-	-	$25.10	4/1/15	3,236	$76,952	-	-
						11,853	$281,864	-	-
Harry G. Alcock	-	-	-	-	-	19,755	$469,774	-	-

The following table provides grant and vesting dates as of December 31, 2012 for each of the unvested stock awards listed in the table above.

	Grant Date	Unvested Shares	Vesting Date

Thomas W. Toomey	2/10/2012	27,657	1/3 vests on each of 2/10/2013, 2/10/2014 and 2/10/2015

Warren L. Troupe	-	-	-

David L. Messenger	-	-	-

Jerry A. Davis	2/1/2010	3,236	1/2 vests on each of 2/1/2013 and 2/1/2014

	2/10/2012	11,853	2/10/2015

Harry G. Alcock	2/10/2012	19,755	1/3 vests on each of 2/10/2013, 2/10/2014 and 2/10/2015

Option Exercises and Stock Vested

The following table provides information concerning exercise of stock options and vesting of stock during the 2012 fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Thomas W. Toomey	-	-	434,491	$11,425,612
Warren L. Troupe	121,529	$1,893,420	330,856	$8,641,518
David L. Messenger	2,880	$31,623	93,118	$2,443,141
Jerry A. Davis	-	-	89,069	$2,339,003
Harry G. Alcock	-	-	37,692	$992,430

Pension Benefits Table

We do not have any pension plans for our associates. We do have a 401(k) plan and our matching contributions are included in the Summary Compensation Table under the heading “All Other Compensation.”

Nonqualified Deferred Compensation Table

We do not have any nonqualified deferred compensation plans for our associates.

Employment and Other Agreements

We do not have employment agreements or arrangements with any of our other named executive officers other than the agreements and compensation programs described elsewhere in this proxy statement.

In December 2011, we entered into an aircraft time-share agreement with each of Messrs. Toomey and Troupe. In 2012, Mr. Alcock also leased the aircraft under the same terms as the aircraft time-share agreement in effect for Messrs. Toomey and Troupe. Under each aircraft time-share agreement, we have agreed to lease an aircraft, including crew and flight services, to Messrs. Toomey and Troupe for personal flights from time to time upon their request. Messrs. Toomey and Troupe will pay us a lease fee as may be set by the board from time to time for the flight expenses that may be charged under applicable regulations. We will invoice Mr. Toomey and Mr. Troupe on the last day of the month in which any respective flight occurs. Each aircraft time-share agreement will remain in effect until December 15, 2014, and each agreement may be terminated by either party upon ten days’ prior written notice. Each agreement automatically terminates upon the date either Mr. Toomey or Mr. Troupe, respectively, are no longer employed by us.

In 2012, Mr. Toomey paid us $105,920, Mr. Troupe paid us $6,560 and Mr. Alcock paid us $5,600 for aircraft lease payments as contemplated by these agreements.

Post-Employment Compensation —

Severance and Change of Control Arrangements

Change of Control.  Under the provisions of our 1999 Long-Term Incentive Plan, all outstanding options, stock appreciation rights and other awards that may be exercised generally become fully exercisable and all restrictions on outstanding awards will lapse upon the occurrence of a change of control unless otherwise provided in the award agreement. “Change of control” is defined in the Plan as (1) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (2) the transfer or sale of all or substantially all of our assets other than to an affiliate or subsidiary of ours; (3) the liquidation of our Company; or (4) the acquisition by any person, or by a group of persons acting in concert, of more than 50% of our outstanding voting securities, which results in the resignation or addition of 50% or more independent members of our board. On February 8, 2013, the board approved an amendment and restatement of the 1999 Long-Term Incentive Plan which revised the definition of change in control to include (1) certain reverse mergers in which the Company is the surviving entity and (2) a change in the composition of the board over a period of 12 months or less such that a majority of the board ceases, by reason of one or more contested elections, to be comprised of individuals who are “continuing directors” (as defined in the Plan). The amendment and restatement also provides an exception to the rule that the Compensation Committee may provide that unexercised awards will expire in the event of a change in control if the change in control results from a change in the composition of the board, including a change in the composition of the board resulting from the acquisition of more than 50% of the Company’s outstanding voting securities.

In February 2008, we entered into a letter agreement with Mr. Troupe, and pursuant to the terms of the letter agreement, in the event of a change of control, as such term is defined in the 1999 Long-Term Incentive Plan, all of his outstanding options, restricted stock, and any other awards in the nature of rights that may be exercised shall become fully vested and immediately exercisable; all restrictions on any outstanding other awards held by Mr. Troupe (such as awards of restricted stock) shall lapse; and the balance in any deferred compensation plan or stockholder value plan shall become fully vested and immediately payable. On February 7, 2013 the letter agreement was terminated, effective as of December 31, 2012.

If a change in control occurred effective as of December 31, 2012, the value of the cash payments and the benefits provided (based on the exercise of options and the release of restrictions on previously granted stock awards) to each of the named executive officers would have been as follows:

Name	Cash Payments	Value of Outstanding Options	Value of Outstanding Restricted Stock Awards	Value of Unused Vacation	Total

Thomas W. Toomey	-	$23,058,820	$657,683	$77,488	$23,793,991
Warren L. Troupe	-	$4,311,990	-	$34,615	$4,346,606
Jerry A. Davis	-	-	$358,816	$13,708	$372,524
Harry G. Alcock	-	-	$469,774	$25,000	$494,774

Severance Benefits.  We believe that, in order to attract and retain the best management talent, companies should provide reasonable severance benefits to employees. We believe these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They also should disentangle the Company from the former employee as soon as practicable. With respect to our senior management, severance benefits are individually negotiated.

We currently do not have any contractual severance arrangements with our named executive officers.

Compensation Risks

We have reviewed our overall compensation programs and practices for our employees, and we believe that any risks arising from those compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, we reviewed the incentives created by our compensation policies and practices, how those incentives may create risks, and the mitigating factors or controls that addressed the potential adverse effect of any such risks. As with the compensation programs and practices in place for our executive officers, we do not believe that any of our incentive compensation arrangements for employees encourage them to take unnecessary or excessive risks that could threaten the value of our Company.

Review, Approval or Ratification of

Transactions with Related Persons

Our board has adopted a policy relating to the review, approval and ratification of transactions with related persons. The Company recognizes that there are situations where related person transactions may be in, or not inconsistent with, the best interest of the Company and therefore the board adopted a written policy to provide a procedure for the review, approval or ratification of related person transactions. The policy applies to any transaction, the amount of which exceeds $120,000, between the Company and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of the Company’s voting securities. Any related person transaction is subject to approval by the board or the executive committee of the board.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that we may issue upon the exercise of options, warrants and rights under our existing equity compensation plans. All information is provided as of December 31, 2012. Our 1999 Long-Term Incentive Plan is our only stockholder approved equity compensation plan.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the security holders	2,430,127	$12.63	8,505,498

Equity compensation plans not approved by the security holders	—	—	—

Total	2,430,127	$12.63	8,505,498

The weighted average remaining term of the outstanding options is 5.4 years and we have no unvested full value awards outstanding as of December 31, 2012.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed our unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2012 and our December 31, 2012 audited financial statements with management and with Ernst & Young LLP, our independent accountants. Each member of the Audit Committee is “independent” in accordance with the applicable corporate governance listing standards of the NYSE.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This included (1) the auditor’s judgment about the quality, not just the acceptability, of our accounting principles as applied in our financial reporting, (2) methods used to account for significant unusual transactions, (3) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (4) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, (5) the auditor’s responsibility for other information containing audited financial statements, such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operation,” the level of responsibility assumed by the auditor in auditing the financial statements and that such audit is designed to obtain reasonable, rather than absolute, assurance about financial statements, and (6) any disagreements with management over the application of accounting principles.

In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, regarding their independence, and has discussed with Ernst & Young LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board that the December 31, 2012 audited financial statements be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert P. Freeman, Chair

Katherine A. Cattanach

Mark J. Sandler

AUDIT MATTERS

Audit Fees

In connection with the audit of the 2012 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2012 and fiscal 2011.

Description of Services	2012	2011

Audit Fees(1)	$1,575,000	$1,693,522
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—

Total	$1,575,000	$1,693,522

(1)	Audit fees consist of fees for the audit and review of the Company’s consolidated financial statements, acquisition audits, statutory audits, comfort letters, consents, debt covenant letters and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees for audit-related fees for partnership and benefit plan audits, review of proxy materials, accounting advice in connection with specific transactions, internal control reviews and various attestation engagements.

(3)	Tax fees consist of fees for tax compliance, tax advisory services (1031 and state planning) and tax planning.

Pre-Approval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. All of the fees paid to the independent auditors that are shown in the chart above for 2012 were approved by the Audit Committee in accordance with the procedures described below.

The Audit Committee reviews at its meetings audit and non-audit services proposed to be provided by the independent registered public accounting firm. The Committee has delegated to the Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

Ernst & Young LLP, independent registered public accounting firm, served as our auditors for fiscal 2012. Our Audit Committee has selected Ernst & Young LLP to audit our financial statements for fiscal 2013. We expect that a representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions from stockholders.

Vote Required and Board of Directors’ Recommendation

Although it is not required to do so, the board is submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the meeting in order to ascertain the view of our stockholders regarding such selection. The affirmative vote of a majority of the votes cast at the meeting will be required to approve this proposal. In the event the stockholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of our independent registered public accounting firm is in the best interests of the Company and its stockholders. Even if the appointment is ratified by the stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Our board recommends that the stockholders vote “FOR”

the ratification of the appointment of Ernst & Young LLP

as our independent registered public accounting firm for fiscal 2013.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain executive talent and to align the interests of our named executive officers with the interests of the Company and our stockholders by providing market competitive compensation that is closely tied to short-term and long-term performance goals set by our Compensation Committee. The compensation of our named executive officers is comprised of a mix of base salary, short-term incentive compensation and long-term incentive compensation. Please read the “Executive Compensation” section beginning on page 23, which includes the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation of our named executive officers and the accompanying narrative disclosure set forth in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, our board is asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required and Board of Directors’ Recommendation

The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on the Company, the Compensation Committee or our board. Our board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2014 annual meeting of stockholders. The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Our board recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the

Securities and Exchange Commission.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that, during fiscal 2012, our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Delivery of Voting Materials

To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability to stockholders who share the same address unless otherwise requested. The Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy through the Internet. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

If you share an address with another stockholder and have received only one copy of the Notice of Internet Availability, and would like to request a separate copy of the Notice of Internet Availability, you may write or call us to request a separate copy of the Notice of Internet Availability at no cost to you. For future annual meetings, you may request a separate copy of the Notice of Internet Availability or request that we only send one copy of the Notice of Internet Availability to you if you are receiving multiple copies by calling us at (720) 283-6120 or by writing to us to the attention of Investor Relations, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Annual Report

We will, upon written request and without charge, provide to any person solicited hereunder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and financial statement schedules, as filed with the SEC. Requests should be addressed to the attention of Investor Relations, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Stockholder Proposals for the 2014 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act is December 9, 2013, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to our Corporate Secretary at 1745 Shea Center Drive, Suite  200, Highlands Ranch, Colorado 80129-1540.

Advance Notice Procedures for the 2014 Annual Meeting of Stockholders

In accordance with our Amended and Restated Bylaws, any stockholder who intends to submit a proposal at our 2014 annual meeting of stockholders, or bring a director nominee before the meeting, must, in addition to complying with applicable laws and regulations and the requirements of our Amended and Restated Bylaws, provide written notice to us for consideration no sooner than November 9, 2013 and no later than

December 9, 2013. Such notice should be sent to our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Please refer to the full text of our advance notice Bylaw provisions for additional information and requirements. A copy of our Amended and Restated Bylaws may be obtained by writing to our Corporate Secretary at the address listed above or by visiting the Investor Relations page of our website at www.udr.com, under “Corporate Governance.”

It is important that proxies be returned promptly. We depend upon all stockholders promptly signing and returning the enclosed proxy to avoid costly solicitation. You can save us considerable expense by signing and returning your proxy at once. You may also vote electronically through the Internet or by telephone as shown on the enclosed proxy card and as discussed above.

For the Board of Directors

UDR, INC.

WARREN L. TROUPE

Senior Executive Vice President

and Corporate Secretary

Dated: April 8, 2013

UDR, INC. 1745 SHEA CENTER DRIVE SUITE 200 HIGHLANDS RANCH, CO 80129

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by UDR, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access Stockholder Communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to UDR, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M56062-P37145	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UDR, INC. The Board of Directors recommends that you vote “FOR”					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
each of the nominees listed in Item 1:					☐	☐	☐

1.	ELECTION OF DIRECTORS Nominees:
	01) Katherine A. Cattanach	05)	James D. Klingbeil
	02) Eric J. Foss	06)	Lynne B. Sagalyn
	03) Robert P. Freeman	07)	Mark J. Sandler
	04) Jon A. Grove	08)	Thomas W. Toomey

The Board of Directors recommends that you vote “FOR” Items 2 and 3:									For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2013.								☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.								☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees listed in Item 1 and FOR Items 2 and 3. If any other matters properly come before the meeting or any adjournment of the meeting, the person named in this proxy will vote in their discretion.

For address changes, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

UDR, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

10:00 a.m. Local Time

Hyatt Regency Denver

650 15th Street

Denver, CO 80202

This proxy is solicited on behalf of the Board of Directors of UDR, Inc. for use at the Annual Meeting on May 23, 2013.

The shares of stock held in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each of the nominees listed in Item 1 and “FOR” Items 2 and 3.

By signing the proxy, you (i) acknowledge receipt of the notice of annual meeting of stockholders and proxy statement, each dated April 8, 2013, (ii) revoke all prior proxies, and (iii) appoint James D. Klingbeil and Thomas W. Toomey, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute and hereby authorizes them to represent and to vote the shares which you would be entitled to vote if then and there personally present on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof.

See reverse for voting instructions

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

UDR, Inc.’s Notice of Annual Meeting and Proxy Statement, Form 10-K for the year ended December 31, 2012 and Shareholder Letter are available on the Internet at www.proxyvote.com.

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M56063-P37145

UDR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2013

The stockholder(s) hereby appoint(s) James D. Klingbeil and Thomas W. Toomey, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock and/or Series E preferred stock or Series F preferred stock of UDR, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on May 23, 2013, at the Hyatt Regency Denver, 650 15th Street, Denver, Colorado 80202, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE